SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. __)

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                          PLM Equipment Growth Fund VI
                (Name of Registrant as Specified in its Charter)


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


                             SOLICITATION STATEMENT

                          PLM FINANCIAL SERVICES, INC.

         This solicitation statement is being provided to the limited partners of PLM Equipment Growth Fund VI (referred to as either "Fund VI" or the "Partnership") by PLM Financial Services, Inc. which is the General Partner of the Partnership, in connection with the proposed equitable settlement of a class action litigation brought on behalf of the limited partners and other current and former investors in the Partnership. As more fully described throughout this solicitation statement, the equitable settlement will make a number of changes to the Partnership. The major changes include: extending until December 31, 2004 the time period during which the Partnership can acquire equipment with its cash flow and sales proceeds; extending until January 1, 2007 the date by which all of the Partnership's equipment must be sold; requiring the Partnership to repurchase, to the extent that limited partners request, up to 10% of the outstanding units, and; increasing the amount of certain fees the General Partner can be paid by the Partnership.

         Certain facets of these changes to the Partnership involve risks and conflicts of interest that should be considered by the limited partners. See "RISK FACTORS" beginning on page 6 of this solicitation statement and "CONFLICTS OF INTERESTS" beginning on page 29. In particular, limited partners should consider the following:

o The Partnership's prospectus specifically provided that extending the life of the Partnership would not be undertaken without the affirmative approval of two-thirds of the units; the negative consent procedure by which the 5-year extension will be voted upon denies limited partners such voting protection and makes approval of the extension more likely since only voting forms actually returned and indicating opposition will be counted.

o The attorneys for the limited partners agreed to the negative consent voting procedure and, subject to court approval, could receive legal fees of up to $4,019,201 from the Partnership only if the Amendments are approved and the Partnership achieves certain performance levels.

o The Partnership's performance has been lackluster and unless the Amendments are rejected, limited partners will not have the funds from this investment available for 5 years more than expected.

o The Amendments will significantly reduce the price that the Partnership will pay to repurchase units from the average limited partner from 110% of net unrecovered principal ($7.04 per unit for the average limited partner as of December 31, 1999) to 80% of net asset value ($6.28 per unit as of December 31, 1999).

o The General Partner's recommendation of the Amendments involves potential conflicts of interest since the General Partner will receive economic benefits with respect to the increase in compensation which could be payable to it, as well as potential conflicts from one of its subsidiaries having the opportunity to earn management fees through January 1, 2007.

o The corporate parent of the General Partner has retained an investment banking firm to explore strategic alternatives to maximize shareholder value, which could include a merger with another company or the sale of the business as well as the sale of the General Partner to a third party; in the event of a sale, directly or indirectly, of the General Partner, the purchaser could modify the business of the General Partner.

         THE GENERAL PARTNER RECOMMENDS ADOPTION OF THE AMENDMENTS AND THAT LIMITED PARTNERS NOT VOTE AGAINST THEM. COUNSEL FOR THE LIMITED PARTNERS ALSO SUPPORT THE AMENDMENTS, WHICH FORM AN INTEGRAL PART OF THE PROPOSED EQUITABLE SETTLEMENT.

         LIMITED PARTNERS WHO FAVOR THE AMENDMENTS NEED DO NOTHING OR CAN SUBMIT THE VOTING FORM IN FAVOR OF THE AMENDMENTS; LIMITED PARTNERS WHO WISH TO VOTE AGAINST THE AMENDMENTS MUST DO SO BY FOLLOWING THE PROCEDURES DESCRIBED HEREIN. LIMITED PARTNERS WHO FAIL TO RETURN THE VOTING FORM OR WHO MARK "ABSTAIN" ON THE VOTING FORM WILL BE TREATED AS IF THEY HAD VOTED IN FAVOR OF THE AMENDMENTS.

         This solicitation statement provides information with respect to the Amendments, the predominant component of the equitable settlement. This solicitation statement is being mailed to limited partners on or about September 10, 2000.

         The defendants in the litigation are the General Partner and some of its subsidiaries that are compensated by the Partnership for providing services.

         The proposed equitable settlement of the litigation is part of a larger settlement, including a monetary settlement that would resolve and settle all claims brought against the General Partner and the other defendants. To implement the equitable settlement, the Amended and Restated Limited Partnership Agreement of the Partnership (the "Partnership Agreement") will be amended (the "Amendments") to:

o extend by 5 years, until approximately January 1, 2007, the date by which the General Partner must complete the liquidation of the Partnership's equipment, thereby extending the length of this investment by 5 years;

o extend by 5 years, from December 31, 1999 through December 31, 2004, the period during which the General Partner will reinvest the Partnership's cash flow, surplus funds and retained proceeds in additional equipment;

o require the Partnership to repurchase up to ten percent 10% of the outstanding units from limited partners;

o require a subsidiary of the General Partner to defer receipt of 25% of the equipment management fee it receives from the Partnership for a period of 2 1/2 years, payable only if certain financial performance goals for the Partnership are attained; and

o increase the limitation on the amounts that the General Partner can receive from the Partnership for equipment acquisition and lease negotiation services and from distributions of proceeds from the disposition of equipment

                              CAUTIONARY STATEMENT

         THIS SOLICITATION STATEMENT CONTAINS FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO RISKS AND UNCERTAINTIES. THESE FORWARD-LOOKING STATEMENTS INCLUDE INFORMATION ABOUT POSSIBLE OR ASSUMED FUTURE RESULTS OR THE PARTNERSHIP'S OPERATIONS OR PERFORMANCE AND ABOUT THE POSSIBLE EFFECTS OF THE AMENDMENTS. ALSO, THE WORDS "BELIEVES," "ANTICIPATES," "EXPECTS," "PROJECTS," "DETERMINED" AND SIMILAR EXPRESSIONS USED IN THIS SOLICITATION STATEMENT ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE PARTNERSHIP TO BE MATERIALLY DIFFERENT FROM THE HISTORICAL ACHIEVEMENTS OF THE PARTNERSHIP.


                                                        TABLE OF CONTENTS


SUMMARY........................................................................................................   1
       Procedure for Approval of the Amendments................................................................   1
       Effect of the Amendments................................................................................   1
       Risk Factors............................................................................................   2
              The Affirmative Vote of Two-Thirds of the Units is Not Required to Bind all Limited
              Partners.........................................................................................   2
              Declining Revenue and Distributions of the Partnership...........................................   2
              Lackluster Performance of this Investment........................................................   3
              Extending the Life of the Partnership Will Delay by 5 Years Payment of Distributions to
              the Limited Partners from the Liquidation of the Partnership's Equipment.........................   3
              Significant Reduction in Unit Purchase Price.....................................................   3
              Conflicts of Interest of General Partner.........................................................   3
              Cash Used to Fund the Repurchase Could Limit Distributions to Limited Partners...................   3
              Cash Used to Fund the Compensation Increase Could Limit Distributions to Limited Partners........   3
              The Potential Acceleration in Paying Either the Deferred Portion of the Management Fee and
              some of Class Counsel's Fees Could Deter a Change of Control.....................................   3
       Alternatives to the Amendments..........................................................................   3
       General Partner's Reasons for Recommending the Amendments...............................................   4
       Voting Procedures.......................................................................................   4
       Effect of Settlement of the Litigation..................................................................   5
       No Appraisal Rights.....................................................................................   5
       Conflicts of Interest...................................................................................   5
              General Partner..................................................................................   5
              Class Counsel....................................................................................   5

RISK FACTORS...................................................................................................   6
       Risks Relating to the Amendments........................................................................   6
              The Affirmative Vote of Two-Thirds of the Units is Not Required to Bind all Limited
              Partners.........................................................................................   6
              Extending the Life of the Partnership Will Cause a  5-Year Delay in the Payment of
              Distributions to the Limited Partners from the Liquidation of the Partnership's Equipment........   6
              Significant Reduction in Unit Purchase Price.....................................................   6
              Adverse Consequences to the Partnership if the Amendments are not Approved.......................   6
              Cash Used to Fund the Repurchase Could Limit Distributions to Limited Partners...................   7
              Cash Used to Fund the Compensation Increase Could Limit Distributions to Limited Partners........   7
              The Potential Acceleration in Paying Either the Deferred Portion of the Management Fee or
              the Equitable Class Fee Award Could Deter a Change of Control....................................   7
       Investment Risks........................................................................................   8
              Declining Revenue and Distributions..............................................................   8
              Lackluster Performance of this Investment........................................................   8
              Parent Company of the General Partner Reviewing Strategic Alternatives...........................   8
       Ongoing Risks relating  to the Partnerships and Tax Risks of this Investment............................   8
       Conflicts of Interest...................................................................................   8
              Conflict of Interest of General Partner..........................................................   8
              Class Counsel....................................................................................   9
BACKGROUND, BENEFITS OF, AND REASONS FOR, THE AMENDMENTS.......................................................  10
       Description of the Litigation...........................................................................  10
              Summary of Settlement............................................................................  11
              Class Members....................................................................................  12
              Approval Procedure for the Equitable Settlement..................................................  12
              Effect on Rights of Limited Partners.............................................................  12
       Class Counsel...........................................................................................  13
       Provisions of the Amendments............................................................................  13
       The Extension of the Reinvestment Period................................................................  14
       The Delayed Liquidation Date............................................................................  14
       The Management Fee Deferral.............................................................................  14
       The Repurchase..........................................................................................  14
       The Compensation Increase...............................................................................  15
       Comparison of Extending the Reinvestment Period and the Extension (and the Benefits thereof) to
       Termination of Reinvestment and Liquidation of Equipment as Scheduled...................................  16
              Continued Operation of Assets....................................................................  16
              Reinvestment of Proceeds into Additional Equipment...............................................  17
              Equipment Transactions Entered into Since January 1998...........................................  18
              Marine Containers................................................................................  18
              Marine Vessels...................................................................................  18
              Aircraft and Aircraft Spare Parts................................................................  19
              Portable Heaters.................................................................................  19
              Railcars.........................................................................................  19
              Trailers.........................................................................................  19
       Change of Strategy......................................................................................  20
       Comparison of Alternatives to the Extension.............................................................  20
              General..........................................................................................  20
              General Partner's Assumptions....................................................................  20
              Currently Owned Equipment Assumptions............................................................  22
              Newly Acquired Equipment Assumptions.............................................................  23
              Estimated December 31, 1999 Value of a Partnership Unit on a Present Value Basis Applying
              a 11.1% Discount Rate............................................................................  24
              Benefits of Liquidation as of December 31, 1999 and January 1, 2002..............................  24
COMPARISON OF PARTNERSHIP OPERATIONS WITH AND WITHOUT THE AMENDMENTS...........................................  25

CONFLICTS OF INTEREST..........................................................................................  29
       General.................................................................................................  29
       Conflict of Interest of General Partner.................................................................  29
       Conflict of Interest of Class Counsel...................................................................  29

VOTING PROCEDURES..............................................................................................  31
       Time of Voting and Record Date..........................................................................  31
       No Vote.................................................................................................  31
       Revocability of No Vote.................................................................................  31
       No Appraisal Rights.....................................................................................  31
       Information Services....................................................................................  32

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE................................................................  33

TEXT OF THE AMENDMENTS                                               Appendix A

FINANCIAL ASSUMPTIONS                                                Appendix B

BALANCE SHEETS OF GENERAL PARTNER                                    Appendix C

VOTING FORM                                                          Appendix D

                                    SUMMARY

         THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS SOLICITATION STATEMENT.

PROCEDURE FOR APPROVAL OF THE AMENDMENTS

         The Amendments are being proposed by the General Partner and supported by counsel for plaintiffs in the litigation ("Class Counsel") as an integral part of the proposed equitable settlement. Pursuant to the court's order preliminarily approving the settlement stipulation and subject to final court approval, unless limited partners holding 50% or more of the units vote against one or more of the Amendments by timely delivering a vote against the Amendments on the form attached as Appendix D, the Partnership Agreement will be so amended.

         The Amendments are also being proposed to the limited partnership agreements of two other partnerships for which the General Partner acts as general partner, PLM Equipment Growth Fund V ("Fund V"), and PLM Equipment Growth and Income Fund VII ("Fund VII"). The Partnership, Fund V and Fund VII are collectively referred to as the "Partnerships," and the limited partnership agreements of the Partnerships are collectively referred to as the "Partnership Agreements." Changes to the Partnership Agreements of Funds V and VII identical to those proposed for the Partnership are also referred to as the "Amendments."

         Prior to issuing the order, the court reviewed the proposed equitable notice and a draft of this solicitation statement including the manner in which the Amendments are voted on by the limited partners. See "VOTING PROCEDURES." The court asked that certain changes be made, and after reviewing such changes, approved the form and content of both this solicitation statement and the equitable notice.

         In addition, the court has scheduled a fairness hearing for November 29, 2000, at which time:

o members of the equitable class who follow the procedures described in the equitable notice may appear before the court and object to any aspect of the settlement, including the Amendments, notwithstanding their failure to deliver a vote by November 10, 2000 (the "Voting Deadline");

o the General Partner will provide the court with a tabulation of the number of units held by limited partners in each of the Partnerships that have voted against one or more of the Amendments; and

o the court may: (1) not approve the equitable settlement in the event that limited partners of any of the Partnerships holding 50% or more of the units vote against the Amendments (2) approve the equitable settlement as to one, two or all of the Partnerships so long as limited partners holding less than 50% of the units of any such Partnership vote against the Amendments, or (3) notwithstanding votes against the Amendments by limited partners holding less than 50% of the units in each Partnership, still not approve the equitable settlement.

EFFECT OF THE AMENDMENTS

         The Amendments will extend the period during which the Partnership will be able to reinvest its cash flow, surplus funds and retained proceeds in additional equipment (the "Reinvestment Period") by 5 years, from December 31,
1999 until December 31, 2004. During that time, the General Partner will purchase equipment and endeavor to lease, and ultimately sell it, consistent with the objectives of the Partnership.

         The date by which the General Partner must complete the liquidation of the Partnership's equipment will be extended to January 1, 2007 (the "Extension"). Although the Partnership Agreement presently requires the liquidation of equipment by January 1, 2002, it also allows the General Partner discretion to extend the liquidation process beyond January 1, 2002 if the General Partner believes additional time will lead to more favorable disposition terms. Absent the Extension (and the exercise of discretion by the General Partner as permitted by the Partnership Agreement), the General Partner plans on completing the liquidation of the Partnership's equipment by January 1, 2002. The Amendments will require liquidation not later than January 1, 2007, which is 5 years beyond what is contemplated by the Partnership Agreement.

         From January 1, 2003 until June 30, 2005, PLM Investment Management, Inc. (the "Manager"), which is a subsidiary of the General Partner and manages the Partnership's equipment assets, will defer receipt of 25% of the equipment management fee (the "Management Fee") it would otherwise be entitled to receive. The Manager will be entitled to be paid the deferred portion of the Management Fee by the Partnership only if there is an annualized increase of at least 10% in the actual cash flow received by the limited partners relative to the cash flow which the General Partner projects would have been received by limited partners commencing January 1, 2000 if the Partnership were to be liquidated as contemplated by the Partnership Agreement.

         The current limitation on front-end fees payable to the General Partner will be increased by 20% (the "Front-End Fee Increase"). The current limitation is based upon the guidelines issued by the North American Securities Administrators Association, Inc. ("NASAA"). The Front-End Fee Increase will have the effect of increasing the total compensation permitted to be paid to the General Partner and its affiliates by the amount of the Front-End Fee Increase. As a result, the General Partner and its affiliates will be permitted to earn equipment acquisition and lease negotiation fees ("Front-End Fees") that otherwise would have been limited by the NASAA guidelines, and if the General Partner and its affiliates do not earn the full amount of the Front-End Fee Increase, additional categories of compensation, which otherwise would be restricted by the NASAA guidelines, could be paid. Absent the Amendments, however, the only payments to the General Partner other than Front-End Fees which could result in total compensation exceeding the NASAA guidelines is the payment to the General Partner of its interest in the distributed proceeds from the sale of equipment ("Net Disposition Proceeds"). In this regard, the NASAA guidelines permit the General Partner to be paid 1% of Net Disposition Proceeds, while the Partnership Agreement permits the General Partner to be paid 5% of such Net Disposition Proceeds. Without the Amendments, the payment to the General Partner of up to the additional 4% of Net Disposition Proceeds to which it is entitled under the Partnership Agreement would be permitted only if and to the extent the General Partner has otherwise been paid less than the total amount of the compensation allowed by the NASAA guidelines. Therefore, the Amendments will enable the General Partner to receive up to this additional 4% so long as the amount of Net Disposition Proceeds, together with the additional Front-End Fees, do not exceed the 20% Front-End Fee Increase. The increase in the Front-End Fees and in Net Disposition Proceeds is collectively referred to as the "Compensation Increase."

         Finally, the Partnership will offer to repurchase up to 10% of its units at a price of 80% of the net asset value per unit determined at the end of the fiscal quarter immediately preceding the deadline for submitting a repurchase request (the "Repurchase"). This will replace the Partnership's discretionary authority to repurchase, on an annual basis, up to 2% of the outstanding units at a price of 110% of a selling limited partner's unrecovered principal. See "BACKGROUND, BENEFITS OF, AND REASONS FOR, THE AMENDMENTS - The Repurchase."

RISK FACTORS

         Limited partners should carefully consider the matters disclosed under "RISK FACTORS" beginning on page 6 and "CONFLICTS OF INTEREST" beginning on page 29 before deciding whether or not to vote against the Amendments. The following is a summary of the material risks and other effects of the Amendments.

         THE AFFIRMATIVE VOTE OF TWO-THIRDS OF THE UNITS IS NOT REQUIRED TO BIND ALL LIMITED PARTNERS. Pursuant to the court's order preliminarily approving the settlement stipulation and subject to final court approval, the Amendments will be effective unless limited partners holding 50% or more of the units vote against one or more of the Amendments. Under the Partnership Agreement in its current form, if the Amendments were not subject to a judicial determination and court order following the fairness hearing, the Amendments could be effected only by obtaining the affirmative approval of limited partners holding at least two-thirds of the units. In addition, although this procedure by which the Amendments will be voted upon has been preliminarily approved by the court, neither Class Counsel nor counsel for the General Partner specifically directed the court's attention to the fact that the negative consent voting procedure is contrary to the voting procedures set forth in the Partnership Agreement. See "VOTING PROCEDURES."

         DECLINING REVENUE AND DISTRIBUTIONS OF THE PARTNERSHIP. Since 1997, the Partnership's revenue and the annual cash distributions to unitholders have significantly declined. In 1998, the distributions to limited partners were reduced from $0.50 to $0.40 per unit per quarter. This historical level of performance should be kept in mind when evaluating the General Partner's recommendation to adopt the Amendments.

         LACKLUSTER PERFORMANCE OF THIS INVESTMENT. As of December 31, 1999, the value of this investment was $20.57 per unit, calculated by adding the sum of the weighted average of distributions (weighted to reflect the fact that limited partners acquired units at different times during the offering period) received to such date and the estimated distribution that would have been received if the assets of the Partnership had been liquidated on September 30, 1999 and a liquidating distribution made to limited partners by December 31, 1999. This value is only slightly higher than the original purchase price of $20.00 per unit without taking into effect the time value of money.

         EXTENDING THE LIFE OF THE PARTNERSHIP WILL DELAY BY 5 YEARS PAYMENT OF DISTRIBUTIONS TO THE LIMITED PARTNERS FROM THE LIQUIDATION OF THE PARTNERSHIP'S EQUIPMENT. Each limited partner's investment will change from an ownership interest in a partnership whose Partnership Agreement contemplates that it will liquidate its equipment assets before approximately January 1, 2002 to one that will liquidate its equipment assets before approximately January 1, 2007.

         SIGNIFICANT REDUCTION IN UNIT REPURCHASE PRICE. The Amendments will reduce the price at which the Partnership shall repurchase units from the average limited partner from 110% of net unrecovered capital per unit ($7.04 for the average limited partner as of December 31, 1999) to 80% of the net asset value per unit ($6.28 as of December 31, 1999).

         CONFLICTS OF INTEREST OF GENERAL PARTNER. The General Partner initiated and participated in structuring the Amendments and has conflicts of interest with respect to their effect, including the facts that: (a) the General Partner will earn Front-End Fees for 5 additional years; (b) the Manager, which is a subsidiary of the General Partner, will earn Management Fees for 5 additional years; (c) the limitation on some compensation the General Partner could receive will be increased by 20% over current limits (and would have resulted in additional fees of approximately $1,469,000 in 1999); and (d) the approval of the Amendments may make a transaction involving the General Partner's corporate parent more attractive to a third-party." See "RISK FACTORS - Parent Company of the General Partner Reviewing Strategic Alternatives" and "CONFLICTS OF INTEREST
- Conflict of Interest of the General Partner."

         CASH USED TO FUND THE REPURCHASE COULD LIMIT DISTRIBUTIONS TO LIMITED PARTNERS. In order to fund the Repurchase projected to cost $5,146,691, the Partnership may have to use cash that would otherwise be available for distributions to the limited partners or for reinvestment in equipment.

         CASH USED TO FUND THE COMPENSATION INCREASE COULD LIMIT DISTRIBUTIONS TO LIMITED PARTNERS. Part of the equitable settlement includes increasing the compensation which can be paid by the Partnership to the General Partner. Any amounts paid to the General Partner as a result of the Compensation Increase will be unavailable for distributions to the limited partners or for reinvestment in equipment.

         THE POTENTIAL ACCELERATION IN PAYING EITHER THE DEFERRED PORTION OF THE MANAGEMENT FEE AND SOME OF CLASS COUNSEL'S FEES COULD DETER A CHANGE OF CONTROL. The equitable settlement provides that, to the extent the applicable conditions have been met, the portion of the Management Fee which will be deferred, as well as the Equitable Class Fee Award (defined below), will be payable in a lump sum in the event the limited partners approve a roll-up transaction or more than 50% of the units in the Partnership are tendered in response to a registered tender offer (a "Change of Control"). Absent a Change of Control, such fees would be paid over time. These provisions could have the effect of deterring a roll-up transaction or a tender offer. See "CONFLICTS OF INTEREST - Conflict of Interest of Class Counsel."

ALTERNATIVES TO THE AMENDMENTS

         In the event the court does not approve the Amendments, or limited partners holding 50% or more of the units vote against the Amendments, the General Partner will continue to operate the Partnership according to what is contemplated by the Partnership Agreement. This Partnership Agreement allows the Partnership to reinvest available cash in additional equipment through December 31, 1999, after which the Partnership will enter a holding phase until all of the equipment has been sold. During the holding phase, equipment may be re-leased or sold, but no new equipment can be purchased. The Partnership Agreement currently provides that the equipment will be fully sold by January 1, 2002, unless the General Partner determines in its discretion that extending the liquidation process beyond such date will enable the Partnership to dispose of its assets on more favorable terms, after which the General Partner will proceed to wind up the affairs of the Partnership and distribute all remaining funds, after providing for Partnership obligations, to the limited partners.

GENERAL PARTNER'S REASONS FOR RECOMMENDING THE AMENDMENTS

         The Amendments were proposed by the General Partner pursuant to the settlement stipulation. The General Partner believes that the Extension (of the liquidation date) is likely to provide the General Partner with greater flexibility both to generate additional revenue from continuing to lease an asset and to determine when to sell an asset based on market conditions. In other words, the General Partner believes that much of the Partnership's equipment will have future cash flow generating potential from continued rentals and eventual sales proceeds and that the present value thereof will exceed the present value of continued rentals and the sales proceeds of that same equipment based upon the current liquidation date. Additionally, the General Partner believes that extending the Reinvestment Period will allow the Partnership to generally refocus its operations away from underperforming marine vessels to other types of equipment markets that are currently experiencing better returns.

         The General Partner believes its recommendation in favor of the Amendments is also supported by: (a) the process of arm's length negotiation of the structure, terms and conditions of the Amendments with Class Counsel acting on behalf of the equitable class; (ii) the General Partner's knowledge that any amendments to the Partnership Agreement would necessarily entail obtaining preliminary and final approval by the court of the equitable settlement, including the Amendments; and (iii) the opportunity for each limited partner both to vote against the Amendments and/or to object to the settlement in court as part of the fairness hearing. In addition, those holders of units who are not limited partners will also have the opportunity to object to the settlement as part of the fairness hearing. The General Partner's judgment, however, may be affected by the fact that it will derive financial benefits from the Amendments, and is thus subject to conflicts of interest. See "CONFLICTS OF INTEREST - Conflict of Interest of the General Partner."

VOTING PROCEDURES

         Pursuant to the court's order preliminarily approving the settlement stipulation and subject to final court approval, the Partnership Agreement will be amended in accordance with the Amendments unless limited partners holding 50% or more of the units vote against any or all of the Amendments. Limited partners may vote against the Amendments by delivering a Voting Form marked "No" to the General Partner. Limited partners may also object to any aspect of the equitable settlement, including the Amendments, at the fairness hearing by following the procedures set forth in the equitable notice which accompanies this solicitation statement. However, even if limited partners holding 50% or more of the units do not vote against the Amendments, the court may not approve the settlement as to a particular Partnership, and then the Amendments will not be given effect and that Partnership will not participate in the equitable settlement.

         LIMITED PARTNERS WHO ARE NOT IN FAVOR OF THE AMENDMENTS MUST RETURN A SIGNED VOTING FORM (THE FORM OF WHICH IS ATTACHED AS APPENDIX D) TO GILARDI & CO., 1115 MAGNOLIA AVENUE, LARKSPUR, CALIFORNIA 94977, AS SOON AS POSSIBLE, BUT IN ANY EVENT, NO LATER THAN NOVEMBER 10, 2000, FOR THIS AND ANY OTHER PARTNERSHIP IN WHICH THEY HOLD UNITS. THE VOTING FORM MUST CONTAIN THE NAME AND ADDRESS OF THE LIMITED PARTNER, AND THE NUMBER OF UNITS HELD BY THE LIMITED PARTNER.

         Limited partners holding units as of August 30, 2000 (the "Record Date"), have until 5:00 p.m. Pacific Time, on November 10, 2000, unless extended, to submit their Voting Form (the "Voting Deadline").

         Limited partners may withdraw or revoke their vote at any time prior to the Voting Deadline. See "VOTING PROCEDURES - Revocability of Vote."

         THE GENERAL PARTNER RECOMMENDS ADOPTION OF THE AMENDMENTS AND THAT LIMITED PARTNERS NOT VOTE AGAINST THEM. CLASS COUNSEL SUPPORTS THE AMENDMENTS, WHICH FORM AN INTEGRAL PART OF THE PROPOSED EQUITABLE SETTLEMENT. The General Partner and Class Counsel are subject to conflicts of interest with respect to the Amendments. See "CONFLICTS OF INTEREST."

EFFECT OF SETTLEMENT OF THE LITIGATION

         The settlement will result in the full and complete settlement, discharge and release of the claims by class members against the General Partner, affiliates of the General Partner and other defendants in connection with or which arise out of the allegations made in the litigation. The equitable settlement will result in each class member releasing and discharging each defendant in the equitable settlement irrespective of whether the class member voted against the Amendments or objected to the Amendments in court. Even if the court finally approves the equitable settlement, however, each class member who is also a monetary class member will retain the option of not releasing claims against the General Partner and other defendants and may pursue those claims by opting out of the monetary settlement. The class members' retention of rights to pursue defendants in the monetary settlement occurs because the settling parties are asking the court to approve the equitable and monetary settlement as two separate, albeit related, class action settlements.

NO APPRAISAL RIGHTS

         Neither  the   Partnership   Agreement   nor  state  law  provides  for
dissenters'  or  appraisal   rights  to  limited  partners  who  object  to  the
Amendments. Such rights, when they exist, give the holders of securities the right to surrender such securities for an appraised value in cash, if they oppose a merger or similar reorganization. No such right will be provided by the Partnership in connection with the Amendments.

CONFLICTS OF INTEREST

         GENERAL PARTNER. The General Partner initiated and participated in structuring the Amendments and has conflicts of interest with respect to their effect. For a discussion of the conflicts of interest of the General Partner with respect to the Amendments, see "CONFLICTS OF INTEREST - Conflict of Interest of the General Partner."

         CLASS COUNSEL. Limited partners should consider that Class Counsel may be deemed to have a conflict of interest with respect to their support of the equitable settlement, of which the proposed Amendments form an integral part. As part of the equitable settlement, Class Counsel will apply for a fee award (the "Equitable Class Fee Award") from any of the Partnerships participating in the equitable settlement. The Equitable Class Fee Award will only be paid if the Amendments are approved, the equitable settlement is approved and future cash distributions to limited partners reach a targeted level. If the Equitable Class Fee Award is paid, it is estimated to be payable at or near the time the Partnership liquidates from funds that would otherwise be distributed to the limited partners. The defendants will not have any separate liability for the payment of the Equitable Class Fee Award, and it will be paid to Class Counsel only if there is an annualized increase of at least 12% in the actual cash flow received by the limited partners relative to the cash flow which the General Partner projects would have been received by limited partners commencing January 1, 2000 if the Partnership were to be liquidated as contemplated by the Partnership Agreement. If such a rate is obtained, and the General Partner's projection of the Partnership's future performance as a result of the Extension and extended Reinvestment Period is realized (assuming the Partnership debt is extended), Class Counsel's attorney fees with respect to the equitable settlement would be $4,019,201. See "CONFLICTS OF INTEREST - Conflict of Interest of Class Counsel." Additional fees and expenses will be paid to Class Counsel in connection with the monetary settlement, if approved by the court. Such fees will be no greater than one-third of the monetary settlement fund, and will be paid by defendants and their insurance company out of the monetary settlement fund.

                                  RISK FACTORS

         The Amendments involve material risks and other adverse factors, all of which the General Partner believes are discussed or referred to below. Limited partners are urged to read this solicitation statement in its entirety, including all appendices and supplements hereto, and the original prospectus, and should consider carefully the following material risks in determining whether to vote against one or more of the Amendments, as well as whether to object to the equitable settlement in court as part of the fairness hearing scheduled for November 29, 2000.

RISKS RELATING TO THE AMENDMENTS

         The Affirmative Vote of Two-Thirds of the Units is Not Required to Bind all Limited Partners. Pursuant to the court's order preliminarily approving the settlement stipulation and subject to final court approval, the Amendments will be effective unless limited partners holding 50% or more of the units vote against one or more of the Amendments. This procedure denies limited partners the voting protections which were provided for in the Partnership Agreement, namely that the life of the Partnership would not be extended without the affirmative approval of two-thirds of the units. The General Partner is making this change as it believes the equitable settlement is in the best interest of the limited partners and believes this voting procedure makes approval of the Amendments more likely.

         A limited partner who does not vote against any of the Amendments will be deemed as favoring the Amendments, even though such limited partner may favor neither the Amendments nor the equitable settlement. As such, it is possible that the Amendments may be approved even if disfavored by the holders of a majority of the units, or even if fewer than a majority actually receive this solicitation statement or consider the Amendments described herein.

         Although the procedure by which the Amendments will be voted upon has been preliminarily approved by the court, neither Class Counsel nor counsel for the General Partner specifically directed the court's attention to the fact that the negative consent voting procedure is contrary to the voting procedures set forth in the Partnership Agreement. There is no reported appellate court decision approving a change in the voting procedure of a limited partnership to allow non-votes to be treated as affirmative votes where the partnership agreement did not specifically permit non-votes to be so counted. In the event the voting mechanism used here to approve the Amendments were to be successfully objected to at the fairness hearing, the Partnership would not participate in the equitable settlement.

         Limited Partners should be aware that this negative consent voting procedure is not typically used for solicitations governed by the SEC's proxy solicitation rules, which normally require an affirmative vote for matters such as approval of the Amendments. Additionally, limited partners who vote against the Amendments will be bound by the equitable settlement (including the implementation of the Amendments) unless limited partners holding more than 50% of the units vote against one or more of the Amendments and the equitable settlement is not approved by the court. No limited partner will be able to opt out of the equitable settlement. If the Amendments were not subject to a judicial determination and court order following the fairness hearing, the Amendments could be effected only by obtaining the affirmative approval of limited partners holding two-thirds of the units. See " VOTING PROCEDURES" and "CONFLICTS OF INTEREST - Conflicts of Interest of Class Counsel."

         EXTENDING THE LIFE OF THE PARTNERSHIP WILL CAUSE A 5-YEAR DELAY IN THE PAYMENT OF DISTRIBUTIONS TO THE LIMITED PARTNERS FROM THE LIQUIDATION OF THE PARTNERSHIP'S EQUIPMENT. Each limited partner's investment will change from an ownership interest in a partnership which contemplates a liquidation of its equipment assets before approximately January 1, 2002, to one that will liquidate its equipment assets not later than January 1, 2007. Therefore, as a result of the Amendments, it is anticipated that limited partners will not receive final distributions from the liquidation and dissolution of the
Partnership until approximately 5 years later than contemplated by the Partnership Agreement.

         SIGNIFICANT REDUCTION IN UNIT REPURCHASE PRICE. The Amendments will reduce the price at which the Partnership shall repurchase units from the average limited partner from 110% of net unrecovered capital per unit ($7.04 for the average limited partner as of December 31, 1999) to 80% of the net asset value per unit ($6.28 as of December 31, 1999).

         ADVERSE CONSEQUENCES TO THE PARTNERSHIP IF THE AMENDMENTS ARE NOT APPROVED. If the limited partners do not approve the Amendments, or if they are approved but overturned as a result of an appeal, or if the court does not approve the Amendments, the equitable settlement will become null and void. The non-approval of the equitable settlement, however, would have no impact on the monetary settlement (so long as it is approved by the court after the fairness hearing). The General Partner believes that the return limited partners would receive from their investment if the Amendments are not approved would be less than the return they would likely receive if the Amendments are approved.

         CASH USED TO FUND THE REPURCHASE COULD LIMIT DISTRIBUTIONS TO LIMITED PARTNERS. In order to fund the Repurchase, projected to cost $5,146,691, the Partnership may have to use cash which would otherwise be available for distributions to the limited partners or for reinvestment in equipment.

         CASH USED TO FUND THE COMPENSATION INCREASE COULD LIMIT DISTRIBUTIONS TO LIMITED PARTNERS. Part of the equitable settlement includes increasing the fees which can be paid by the Partnership to the General Partner. Any amounts so paid to the General Partner will be unavailable for distributions to limited partners or for reinvestment in equipment. Furthermore, the aggregate amount paid to the General Partner as a result of the Front-End Fee increase could offset any benefits to the Partnership resulting from the Manager deferring (or even not receiving) 25% of the Management Fee. During the time frame when the Manager defers receiving 25% of the Management Fee, the Partnership will retain the deferred fees and may reinvest them in equipment, deposit them in interest bearing accounts, or do both. The Partnership's return on those investments, or even the Partnership's savings if it does not pay the Manager any of the deferred portion of the Management Fee (if the Manager does not achieve the stipulated performance target), may be less than the amount of Front-End Fees and Net Distribution Proceeds payable to the General Partner as a result of the increase in the limitation on its fees.

         THE POTENTIAL ACCELERATION IN PAYING EITHER THE DEFERRED PORTION OF THE MANAGEMENT FEE OR THE EQUITABLE CLASS FEE AWARD COULD DETER A CHANGE OF CONTROL. The equitable settlement provides that both the portion of the Management Fee (25%) which will be deferred, as well as the Equitable Class Fee Award, will be payable in a lump sum upon a Change of Control, but only if the General Partner and Class Counsel agree that an annualized increase of 10% (for the Deferred Management Fee) and/or 12% (for the Equitable Class Fee Award) in the cash flow received by the limited partners relative to the cash flow which the General Partner projects would have been received by the General Partner commencing January 1, 2000 (if the Partnership were to be liquidated as is contemplated by the Partnership Agreement) would have been attained absent the Change of Control. Without a Change of Control, such fees would be paid over time, if the 10% and 12% targets were met. These provisions could have the effect of deterring a roll-up transaction or a tender offer. See "CONFLICTS OF INTEREST - Conflict of Interest of Class Counsel," and "- Conflict of Interest of General Partner."

         As discussed above, the General Partner and Class Counsel agreed that the payment of the Equitable Class Fee Award would be accelerated upon a Change of Control, but only if the limited partners had obtained the benefits of the Extension and extended Reinvestment Period. That is, the General Partner and Class Counsel agreed that Class Counsel would receive the Equitable Class Fee Award upon a Change of Control if the required cash flows, which were the agreed upon condition for paying Class Counsel, would have been attained and paid to the limited partners absent the Change of Control.

         The payment of the Equitable Class Fee Award is tied to, and conditioned upon, the operation of the Partnership's business in its current form, that is, as a Partnership distributing cash to its investors. If the Partnership is subject to a Change of Control, it may not be possible to calculate whether and when the targeted thresholds for awarding the Equitable Class Fee Award have been met, even if the limited partners have obtained the targeted benefits of the Extension and extended Reinvestment Period.

         Several alternative payment structures were considered by Class Counsel and the defendants. Ultimately, it was agreed that Class Counsel would be paid at the time of a Change of Control transaction, if, at the time of a Change of Control transaction, absent the Change of Control, had the Partnership continued to operate in its then current form the targeted threshold distributions to the limited partners would otherwise have been achieved. That is, the General Partner and Class Counsel agreed that Class Counsel would receive the Equitable Class Fee Award upon a Change of Control if the required cash flows, which were the agreed upon conditions for payment to Class Counsel, would have been attained and paid to the limited partners absent the Change of Control.

INVESTMENT RISKS

         DECLINING REVENUE AND DISTRIBUTIONS. Since 1997, the Partnership's revenue has significantly declined. Annual cash distributions to unitholders have also declined, reduced in 1998 from $2.00 per unit to $1.60, to reflect diminished cash flow from operations. Limited partners are urged to review the Partnership's annual and quarterly reports on Forms 10-K and 10-Q filed with the SEC for a detailed review of these developments, the most recent of which are being delivered to limited partners along with this solicitation statement.

         LACKLUSTER PERFORMANCE OF THIS INVESTMENT. As of December 31, 1999, the value of this investment (the sum of the distributions received to such date and the estimated distribution that would have been received if the assets of the Partnership had been liquidated on September 30, 1999 and a liquidating distribution made to limited partners by December 31, 1999) is only slightly higher than its original purchase price without taking into effect the time value of money. The average limited partner who acquired units during the offering period has received distributions through December 31, 1999 of $13.60 for each $20.00 unit purchased, and the General Partner estimates that, if the Partnership had been liquidated as of December 31, 1999, limited partners would have received an additional $6.97 per unit, for a total of $20.57. Through December 31, 1999, limited partners who invested at the commencement of the offering have received distributions totaling $15.11 per unit and those who invested at the end of the offering period have received distributions totaling $12.44 per unit.

         PARENT COMPANY OF THE GENERAL PARTNER REVIEWING STRATEGIC ALTERNATIVES. On November 8, 1999, PLM International, Inc., the corporate parent of the General Partner, announced that its board of directors has engaged the investment banking firm of Imperial Capital, LLC, to explore various strategic and financial alternatives for maximizing shareholder value on a near-term basis. Such alternatives may include, but are not limited to, a possible transaction or series of transactions representing a merger, consolidation, or any other business combination, a sale of all or a substantial amount of the business, securities, or assets of PLM International, Inc., or a recapitalization or spin-off. The Compensation Increase and the opportunity to earn Management Fees for an additional 5 years provided for by the Amendments may make a transaction involving the corporate parent of the General Partner more attractive. In the event of a sale, directly or indirectly, of the General Partner, the purchaser could modify the business of the General Partner.

ONGOING RISKS RELATING TO THE PARTNERSHIPS AND TAX RISKS OF THIS INVESTMENT

         Throughout the Extension, the operation of the Partnership will continue to be subject to risks similar to those that were present at the time limited partners purchased their units, which risks are described in the Prospectus for the Partnership, copies of which are available from the General Partner.

CONFLICTS OF INTEREST

         CONFLICT OF INTEREST OF GENERAL PARTNER. The General Partner initiated and participated in the structuring of the Amendments and has the following conflicts of interest with respect to their effect:

(1) As part of the Amendments, the limitation on the Front-End Fees and Net Disposition Proceeds that can be paid to the General Partner by the Partnership will be increased effective as of January 1, 1999, so that the General Partner can earn such fees in excess of the amount proscribed in the NASAA guidelines.

(2) The General Partner will earn Front-End Fees for an additional 5 years as a result of the extension of the Reinvestment Period. During the period from 1997 through 1999, the Partnership paid the General Partner average annual Front-End Fees of $922,819.

(3) The General Partner will earn greater Net Disposition Proceeds as a result of extending the Reinvestment Period. To date, no Net Disposition Proceeds have been paid because all disposition proceeds have been reinvested in equipment or used for Partnership operations.

(4) The Manager, an affiliate of the General Partner, will earn Management Fees for 5 more years than is contemplated by the Partnership Agreement. Additionally, the ability to reinvest from December 31, 1999 through December 31, 2004 will result in the level of Management Fees not decreasing at as great a rate as they likely would otherwise, since Management Fees are based upon gross lease revenues which likely would decrease more quickly during those years in the absence of reinvestment in equipment. During the period 1997 through 1999 the Partnership paid the Manager on average Management Fees of $1,438,118 per year.

(5) If any portion of the Management Fee has been deferred at the time a Change of Control occurs, the deferred portion may be payable in a lump sum if the General Partner and Class Counsel agree that an annualized increase of 10% in the cash flow received by the limited partners relative to the cash flow which the General Partner projects would have been received by the limited partners commencing January 1, 2000 (if the Partnership were to be liquidated pursuant to what is contemplated by the Partnership Agreement) would have been attained absent the Change of Control.

         See "CONFLICTS OF INTEREST - Conflict of Interest of General Partner" for a fuller discussion.

         CLASS COUNSEL. In assessing Class Counsel's support of the equitable settlement of which the proposed Amendments form an integral part, limited partners should consider that Class Counsel may be deemed to have a conflict of interest with respect to such support. In particular:

(a) the fees and expenses of Class Counsel in connection with the monetary settlement, if approved by the court, will be paid in part from the cash settlement fund provided by the defendants pursuant to the monetary settlement;

(b) as part of the equitable settlement, Class Counsel will apply for the Equitable Class Fee Award which is estimated to be paid at or near the time the Partnership liquidates from funds that would otherwise be distributed to the limited partners if there is an annualized increase of at least 12% in the actual cash flow received by the limited partners relative to the cash flow which the General Partner projects would have been received by limited partners commencing January 1, 2000 if the Partnership were to be liquidated as contemplated by the Partnership Agreement;

(c) the Equitable Class Fee Award will be payable in a lump sum in the event of a Change of Control if the General Partner and Class Counsel agree that an annualized increase of 12% in the cash flow received by the limited partners relative to the cash flow which the General Partner projects would have been received by the limited partners commencing January 1, 2000 (if the Partnership were to be liquidated as contemplated by the Partnership Agreement) would have been attained absent the Change of Control; and (d) given the additional protections for members of the equitable class, including the right to object to the proposed equitable settlement in whole or in part, and the court's prerogative to reject the settlement and the Amendments even if the requisite consent of limited partners is obtained, under those circumstances Class Counsel has agreed to the negative consent voting procedure concerning the Amendments, which procedure makes their approval more likely and, as a consequence, Class Counsel could receive legal fees of up to $4,019,201 if the Amendments are approved and the Partnership achieves the targeted threshold of performance (assuming renegotiation of the Partnership's debt). Class Counsel may receive such fees at some time in the future (estimated to occur at or near the time the Partnership liquidates), subject to acceleration in the event of a Change of Control. Such fees could only be paid to Class Counsel if the limited partners receive the targeted threshold level of distributions. See "CONFLICTS OF INTEREST - Conflict of Interest of Class Counsel."

            BACKGROUND, BENEFITS OF, AND REASONS FOR, THE AMENDMENTS

DESCRIPTION OF THE LITIGATION

         PLM International, Inc., a Delaware corporation, the Manager, the General Partner and two subsidiaries of the General Partner were named as defendants in a lawsuit filed as a putative class action on January 22, 1997 in the Circuit Court of Mobile County, Mobile, Alabama, Case No. CV-97-251 (the "Alabama action"). Plaintiffs, who filed the complaint on their own behalf and on behalf of all class members similarly situated, are six investors in the Partnerships, for which the General Partner acts as the general partner. The complaint asserted causes of action against all defendants, including fraud and deceit, suppression, negligent misrepresentation, intentional and negligent breaches of fiduciary duty, unjust enrichment, conversion, and conspiracy. Plaintiffs alleged that each defendant owed plaintiffs and the class duties due to their status as fiduciaries, financial advisors, agents and control persons. Plaintiffs further asserted liability against defendants for improper sales and marketing practices, mismanagement of the Partnerships, and concealing such mismanagement from investors in the Partnerships.

         Plaintiffs also alleged that the offering materials prepared by the General Partner for use by third-party brokers misrepresented the purchases of units in the Partnerships as safe, non-speculative investments with annual double-digit cash distribution rates, and that the General Partner, other defendants and non-defendant brokers misled class members by failing to disclose what plaintiffs alleged to be the actual risks associated with investing in the Partnerships. Plaintiffs sought unspecified compensatory and recissory damages, as well as punitive damages, and have offered to tender their units back to the defendants. Defendants have denied all of the allegations.

         In March 1997, the defendants removed the Alabama action from the Alabama state court to the United States District Court for the Southern District of Alabama, Southern Division (Civil Action No. 97-0177-BH-C) based on the diversity jurisdiction of the United States District Court. Defendants removed the Alabama action to the Alabama federal court because defendants believed that the case should have been brought in federal court and that plaintiffs had incorrectly filed the complaint in Alabama state court because Alabama state courts are widely perceived to be predisposed in favor of plaintiffs in class actions, more likely to certify a putative class than the federal courts, and more likely to award punitive damages. Defendants were also aware of the practice of plaintiffs attorneys to file national class actions in Alabama state court where very few plaintiffs reside in order to take advantage of these perceived court-specific advantages.

         After defendants removed the case to Alabama federal court, plaintiffs filed a motion to remand the case back to Alabama state court. The Alabama federal court denied plaintiffs' motion, after which plaintiffs unsuccessfully appealed the Alabama federal court's ruling to the Court of Appeals for the Eleventh Circuit.

         Further, in December 1997, the Alabama federal court granted defendants' motion to compel arbitration of the named plaintiffs' claims, based on an agreement to arbitrate contained in the Partnership Agreement of each Partnership. The Alabama federal court's ruling meant that each plaintiff could not prosecute the Alabama action as a class action in federal court, but instead would have been likely required to pursue his or her claim in individual
arbitration  proceedings,   all  in  San  Francisco,  as  provided  for  in  the
Partnership Agreement. Plaintiffs therefore also appealed this significant decision, but in June 1998 voluntarily dismissed their appeal pending settlement of the Alabama action, as discussed below.

         On June 5, 1997, the defendants were sued in another putative class action filed in the San Francisco Superior Court, San Francisco, California, Case No. 987062 (the "California action"). The plaintiff in the California action is an investor in Fund V, and filed the complaint on her own behalf and on behalf of all class members similarly situated who invested in the limited partnerships for which the General Partner acts as the general partner, including the Partnerships. The California action alleges the same facts and the same causes of action as in the Alabama action, plus additional causes of action against all of the defendants, including alleged unfair and deceptive practices, constructive fraud, and violations of the California Securities Law of 1968.

         In July 1997, defendants filed with the United States District Court for the Northern District of California (Case No. C-97-2847 VHO) a petition under the Federal Arbitration Act seeking, as in the Alabama action, to compel arbitration of the California plaintiffs' claims and for an order staying the California state court proceedings pending the outcome of the arbitration sought by the petition. In October 1997, the California federal court denied defendants' petition, but in November 1997, agreed to hear the General Partner's motion for reconsideration of this order. That the California federal court decided to reconsider its ruling denying defendants' motion to arbitrate was also significant since that court's reconsideration created the risk for plaintiffs that the California federal court would follow the ruling of the Alabama federal court, and therefore, like in the Alabama action, the California action would not be able to proceed as a class action in the federal courts, but would instead likely have to proceed as an individual arbitration for the California plaintiff and any other plaintiff in the California action. The hearing on this motion for reconsideration has been taken off calendar and the California federal court has dismissed the petition pending settlement of the California action. The California state court action is stayed pending such resolution.

         After the California federal court in November 1997 agreed to hear defendants' motion for reconsideration of their petition to compel arbitration of the California action, and the Alabama federal court granted defendants' motion to compel arbitration in the Alabama action, the parties commenced serious settlement negotiations. Negotiations were long and involved, and required Class Counsel to review materials relating to the Partnerships that they had collected in other proceedings against brokers and from defendants in this litigation. Material terms over which the parties negotiated included the dollar amount of the monetary settlement, when defendants would fund the monetary settlement (which would commence the payment of interest), the claims procedures by which class members would file claims against the monetary settlement fund, the benefits to the limited partners if the term of the Partnerships were extended, the determination to include each Partnership in the equitable settlement, the repurchase of units by the Partnership for a percentage of their net asset value, the deferral of Management Fees by the General Partner's subsidiary, the return threshold for the General Partner's subsidiary becoming entitled to receive the deferred portion of the Management Fee, the payment of additional compensation to the General Partner for performing services during the Extension, and the definition and scope of the settlement classes which would participate in the claims process and the equitable settlement and would release claims against defendants and others.

         On February 9, 1999, Class Counsel and the defendants entered into a settlement stipulation providing for a monetary and equitable settlement of both the Alabama action and California action, and filed the settlement stipulation and supporting papers in the Alabama federal court. The Alabama federal court first preliminarily approved the stipulation on June 29, 1999 after a hearing attended by representatives of defendants and plaintiffs. Although the procedure by which the Amendments will be voted upon was preliminarily approved by the court, neither Class Counsel nor counsel for the General Partner specifically directed the court's attention to the fact that the negative consent voting procedure is contrary to the voting procedures set forth in the Partnership Agreement. After a second preliminary approval hearing on August 29, 2000, for which the Alabama federal court had reviewed the form of this solicitation statement filed with the Securities and Exchange Commission on June 22, 2000, the Alabama federal court again preliminarily approved the settlement stipulation. The Alabama federal court also preliminarily certified two classes for settlement purposes, a monetary class and an equitable class, approved the forms of notices to be sent to class members, and scheduled a date for a final fairness hearing at which all class members will have an opportunity to be heard.

         Since the commencement of the Alabama action, which includes the period of settlement negotiations, the General Partner has not considered involving the Partnership in a merger, acquisition, combination, consolidation or joint venture with other entities in the equipment leasing business. The General
Partner also has not been aware of any such offers to so involve the Partnership. However, the General Partner's corporate parent has retained an investment banker to consider strategic alternatives, including a merger, consolidation, and sale of all of its business or assets, and any such transaction could involve the General Partner.

         SUMMARY OF SETTLEMENT. The settlement is comprised of two parts, the monetary settlement, which involves the Partnerships and PLM Equipment Growth Fund IV ("Fund IV"), and the equitable settlement in which only the Partnerships (and not Fund IV) may participate, as more fully set forth in the accompanying two separate notices of the equitable and monetary settlements. The monetary settlement in part requires defendants to pay up to $6,600,000 in settlement of the monetary class claims. The General Partner's parent is responsible for $330,000 of this amount with the balance funded by insurance. The $6,600,000 has been deposited into a settlement account. Monetary class members who properly file claims with the settlement administrator will be paid in accordance with a plan of allocation that was formulated by Class Counsel and is to be considered for final approval by the court. Amounts payable to monetary class members will be reduced by the fees paid to Class Counsel from the monetary settlement, which will be no greater than one-third of the monetary settlement. The equitable settlement contemplates the extension of the Reinvestment Period and the deferred liquidation of the equipment in each Partnership, as set forth in detail in this document.

         CLASS MEMBERS. The monetary class consists of, among others, all persons whom between May 23, 1989 and August 30, 2000 purchased units in the Partnerships and Fund IV, regardless of whether they currently hold units. The General Partner is also the general partner of Fund IV. The equitable class consists of, among others, all persons who were unitholders in the Partnerships as of August 30, 2000 or their successors and/or assignees. There is substantial overlap between the two classes and they are not mutually exclusive. Most everyone who is a member of the equitable class will also be a member of the monetary class (only those unitholders who acquired their units in a Partnership after August 30, 2000 will not be monetary class members).

         APPROVAL PROCEDURE FOR THE EQUITABLE SETTLEMENT. The equitable settlement provides that, assuming other conditions are met, including court approval, the Partnership Agreement will be amended to give effect to the Amendments unless limited partners holding 50% or more of the units in such Partnership vote against one or more of the Amendments. Limited partners have until November 10, 2000 to vote against one or more of the Amendments. Thus, the Partnership will participate in the equitable settlement if:

     (1) limited partners holding less than 50% of the units of a given Partnership vote against one or more of the Amendments;

     (2) the court approves of the Partnership being included in the equitable settlement; and

     (3) the other terms and conditions of the settlement stipulation are satisfied or waived.

         Under the Partnership Agreement, implementation of the Amendments could only be effected by obtaining the approval of the limited partners holding two-thirds of the units. However, because the Amendments are subject to a judicial determination and court order following the fairness hearing (as provided for in the settlement stipulation), the Amendments will be effective, subject to the other conditions just described above, unless 50% or more of the units vote against one or more of the Amendments (the negative consent voting procedure). The General Partner is recommending the negative consent voting procedure involving the Amendments, since such procedure makes their approval more likely. Any limited partner objecting to this change in the voting procedure (or to any other part of the equitable settlement) will have the opportunity both to vote against the Amendments by submitting a signed Voting Form by November 10, 2000 and/or to object to them in court at the final approval hearing on November 29, 2000 by following the instructions contained in the equitable notice accompanying this solicitation statement. At that hearing, the Alabama federal court will hear and consider any such objections (as well as objections from class members who are not limited partners), as well as other submissions by Class Counsel and defendants, as part of its determination of whether both the equitable and monetary class settlements are fair and reasonable resolutions of this litigation. As part of that determination, the Alabama federal court will consider any objection to any part of the settlement including objections to that part of the equitable settlement that alters the Partnership's voting procedures.

         EFFECT ON RIGHTS OF LIMITED PARTNERS. An equitable class member has the right to vote against the equitable settlement by voting against one or more of the Amendments by delivery of a Voting Form pursuant to this solicitation statement and/or to object to the equitable settlement in court by following the procedures set forth in the equitable notice which accompanies this solicitation statement. An equitable class member may not opt out of the equitable settlement, and upon approval of the equitable settlement by the court, the Amendments will be approved and all equitable class members will be participants in the equitable settlement.

         Approval of the equitable settlement will result in the full and complete settlement, discharge and release of the claims by the equitable class members against the General Partner, affiliates of the General Partner and other defendants in connection with or which arise out of the allegations made in the litigation irrespective of whether the equitable class member voted against the Amendments or objected to the equitable settlement in court, unless the equitable class member is also a monetary class member who properly opted out of the monetary settlement. A member of the equitable class who is also a member of the monetary class and who has opted out of the monetary class may pursue an individual claim regardless of the outcome of the equitable settlement.

         The class members' retention of rights to pursue defendants in the monetary settlement occurs because the settling parties are asking the court to approve the equitable and monetary settlement as two separate, albeit related, class action settlements. And accordingly, each class member who has released defendants by virtue of approval of the equitable settlement will, if they properly opted out of the monetary settlement, not have released defendants in the monetary settlement. But each class member who does not opt out of the monetary settlement will be restrained from commencing or prosecuting any claims settled and released as part of the monetary settlement.

         A class member who chooses to vote against the amendments and/or object to the equitable settlement in court is not, however, required to opt out of the monetary settlement, and may still participate in the benefit of such settlement if approved by the court.

         The equitable settlement will not be approved by the court if the monetary settlement is not approved (the monetary settlement may be approved even if the equitable settlement is not approved).

         If defendants elect to terminate the equitable settlement for the reasons discussed below, class members will still have the right to opt out of the monetary settlement if they wish to pursue claims against the General Partner, other defendants, or others. If defendants elect to terminate the monetary settlement as well, class members will also retain whatever rights they previously had to pursue any claims they might have had against the General Partner, other defendants or others.

CLASS COUNSEL

         Class Counsel consists of law firms located throughout the United States, each of which is unaffiliated with the General Partner. Such firms were selected by the individual plaintiffs who commenced or intervened in the litigation, all of whom are limited partners, to represent and act on behalf of other limited partners and unitholders in the litigation, including settlement of the litigation. Class Counsel are coordinated by Michael E. Criden of the law firm of Hanzman, Criden, Chaykin & Rolnick in Coral Gables, Florida.

         Each of plaintiffs' law firms is experienced in representing investors in securities and limited partnership class action litigation, and each has represented investors in complex settlement negotiations resulting in a variety of settlement transactions. Class Counsel investigated the claims asserted against the defendants in the litigation, conducted discovery, including the review of numerous documents, and conducted extensive negotiations with the General Partner resulting in the settlement.

         Class Counsel may be considered to have a conflict of interest in their support of the equitable settlement, of which the proposed Amendments form an integral part, because Class Counsel intends to apply to the court for an award of fees and reimbursement of expenses. See "CONFLICTS OF INTEREST - Conflict of Interest of Class Counsel." Class Counsel's fee application is subject to the approval of the court.

         Class Counsel will not receive attorneys' fees from the Partnership or the limited partners in the event the Amendments are not approved or if the defendants elect to terminate the equitable settlement.

PROVISIONS OF THE AMENDMENTS

         The Amendments, if approved by the court and the limited partners, will consist of five material components, each described below:

         o        the extension of the Reinvestment Period by 5 years;

         o the extension, until January 1, 2007, of the date by which the General Partner must liquidate all of the Partnership's equipment, which date is 5 years beyond what is contemplated by the Partnership Agreement;

         o the 2 1/2 year deferral of the Manager's receipt of 25% of its Management Fee until specified performance levels are achieved by the Partnership;

         o the offer of the Partnership to repurchase up to 10% of its units from equitable class members at 80% of their net asset value; and

         o an increase in the limitation on compensation the General Partner can receive.

THE EXTENSION OF THE REINVESTMENT PERIOD

         The Reinvestment Period will be extended, permitting the General Partner to reinvest cash flow, surplus funds or retained proceeds in additional equipment into the year 2004, which will allow 5 additional years of reinvestment.

THE DELAYED LIQUIDATION DATE

         The Partnership Agreement contemplates that the Partnership's equipment will be liquidated by approximately January 1, 2002. The Amendments will extend that date by 5 years, until January 1, 2007. The General Partner however, may, at its discretion, extend the liquidation process beyond January 1, 2002 if the General Partner believes such extension will enable the Partnership to dispose of its assets on more favorable terms, pursuant to the provisions in the Partnership Agreement.

THE MANAGEMENT FEE DEFERRAL

         Commencing January 1, 2003 and continuing for 2 1/2 years, the Manager will defer receipt of 25% of the Management Fee it would otherwise be entitled to receive from the Partnership pursuant to the Partnership Agreement. For equipment management services rendered to the Partnership in 1999, the Manager was paid a Management Fee of $1,190,856.

         The time period over which the Manager agrees to defer receipt of 25% of the Management Fee will end June 30, 2005. The deferred portion of the Management Fee will be accrued by the Manager during the that period, and will not be earned or paid to the Manager unless there is an annualized increase of at least 10% in the actual cash flow received by the limited partners relative to the cash flow which the General Partner projects would have been received by limited partners commencing January 1, 2000 if the Partnership were to be liquidated as contemplated by the Partnership Agreement. The deferred portion of the Management Fee, if earned, will be paid to the Manager from any additional cash flow of the Partnership until paid in full.

THE REPURCHASE

         In structuring the equitable settlement, the General Partner sought to make available an immediate liquidity option to limited partners who might oppose the Amendments and/or those who wish to sell their units in the near-future, capped at ten percent (10%) of the outstanding units. Currently, limited partners have two ways of selling their units. They can sell them on the secondary market, in which price is volatile and volume is low (11 trades in the November/December 1999 issue of "Partnership Spectrum", at prices of between $6.59 and $7.28 per unit), or they can tender them to the Partnership for repurchase. However, the Partnership Agreement presently only allows the Partnership to repurchase, on an annual basis, up to two percent (2%) of the outstanding units, at a price of one hundred and ten percent (110%) of a limited partner's net unrecovered capital per unit (original investment amount less distributions received through the repurchase date, per unit). As of December 31, 1999, 110% of net unrecovered capital for a limited partner who bought his or her units upon commencement of the Partnership was $5.38 per unit, and for the average limited partner who bought units at any time during the offering period, 110% of net unrecovered capital was $7.04 per unit.

         Currently, the Partnership is obligated only to repurchase units if the General Partner determines that such repurchase would not impair the capital or operations of the Partnership. Additionally, the Partnership Agreement prioritizes repurchase requests, with first priority going to units owned by estates, then to IRAs and other qualified plans, and finally to all other limited partners.

         In light of this lack of liquidity, the General Partner believes that offering to repurchase up to ten percent (10%) of all outstanding units at eighty percent (80%) of net asset value reflects an appropriate discount for immediate liquidity. As of December 31, 1999, 80% of net asset value, on a per unit basis, was $6.28. If the Repurchase is approved as part of the Amendments, the Partnership's discretionary ability to repurchase units for 110% of a limited partner's net unrecovered capital will terminate and the Partnership is projected to spend $5,146,691 for this one-time repurchase.

         Any equitable class member intending to submit for repurchase some or all of his, her or its units must indicate this intention on the repurchase request that they receive along with the equitable notice and this solicitation statement. The repurchase price for each unit shall be determined as follows: first, the net asset value of the Partnership (the value of all equipment owned by the Partnership as determined by the General Partner as of the fiscal quarter immediately preceding December 11, 2000, plus any cash, uncollected receivables and any other assets, less accounts payable, debts and other liabilities of the Partnership as of the same date) will be divided by the number of outstanding units to determine the net asset value per unit. Then, the net asset value per unit will be multiplied by 80% to determine the repurchase price per unit. The repurchase of units will be completed not later than the end of the first fiscal quarter after final court approval of the equitable settlement.

         If the eligible class members request that the Partnership repurchase more than 10% of its outstanding units, the Partnership will repurchase up to 10% of the outstanding units pro rata within certain groups of established priorities based on the number of units offered for repurchase in each such group, or as close to a pro rata basis as is reasonably possible. Any such pro rata allocation adjustment will be determined by the claims administrator, giving first priority to units owned by estates, IRAs and qualified plans, in that order, and which were purchased in the initial offering. In the event that the total number of units requested by eligible class members to be repurchased exceeds 10% of that Partnership's outstanding units, the General Partner will have the option, but not the obligation, to purchase these excess units with its own monies and on its own behalf.

THE COMPENSATION INCREASE

         The current limitation on Front-End Fees payable to the General Partner will be increased by twenty-percent (20%). The current limitation is based upon the guidelines issued by NASAA. The Front-End Fee Increase will have the effect of increasing the total compensation permitted to be paid to the General Partner and its affiliates, if earned, by the amount of the Front-End Fee Increase. As a result, if the General Partner and its affiliates do not earn the full amount of the Front-End Fee Increase, additional categories of compensation, which otherwise would be restricted by the NASAA guidelines, could be paid. Absent the Amendments, however, the only other payment to the General Partner which could result in total compensation exceeding the NASAA guidelines is the payment to the General Partner of its interest in Net Disposition Proceeds. In this regard, the NASAA guidelines permit the General Partner to be paid 1% of Net Disposition Proceeds, while the Partnership Agreement permits the General Partner to be paid 5% of such Net Disposition Proceeds. Without the Amendments, the payment to the General Partner of up to the additional 4% of Net Disposition Proceeds to which it is entitled under the Partnership Agreement would be permitted only if and to the extent the General Partner has otherwise been paid less than the total amount of the compensation allowed by the NASAA guidelines. Therefore, the Amendments will enable the General Partner to receive up to this additional 4% so long as the amount of Net Disposition Proceeds, together with the additional Front-End Fees, do not exceed the 20% Front-End Fee Increase.

         Because the General Partner has been paid the maximum amount of Front-End Fees currently permitted by the Partnership Agreement through December 31, 1999, the General Partner seeks to raise such limitation so that it can be compensated for providing equipment acquisition and lease negotiation services from January 1, 1999 through the extension of the Reinvestment Period. During 1997-1999, the Partnership paid the General Partner Front-End Fees averaging $922,819 per year. Had the increase been effective for 1999, through December 31, 1999 the General Partner would have earned approximately $1,469,000 in additional Front-End Fees. This amount will be paid if the Amendments are approved. The General Partner and Class Counsel agreed to this fee increase to compensate the General Partner for the additional services it will perform during the Extension (an additional five years). Without this increase, the General Partner would not necessarily have agreed to the Amendments, which the General Partner believes will benefit the limited partners for the reasons described below.

COMPARISON OF EXTENDING THE REINVESTMENT PERIOD AND THE EXTENSION (AND THE BENEFITS THEREOF) TO TERMINATION OF REINVESTMENT AND LIQUIDATION OF EQUIPMENT AS SCHEDULED

         The Amendments are being proposed by the General Partner in connection with the equitable settlement and pursuant to the settlement stipulation. The structure, terms and conditions of the Amendments have been negotiated at arm's length with Class Counsel acting on behalf of the equitable class. The General Partner is recommending that the limited partners not vote against the Amendments because it believes, for the reasons set forth below, that extending the Reinvestment Period, and the Extension, both are in the best interests of the limited partners.

         To date, the Partnership has acquired and operated transportation equipment to generate cash flow to pay the expenses and obligations of the Partnership and to make distributions to the limited partners with any remaining cash flow. The General Partner stopped reinvesting proceeds from the sale of equipment at the end of 1999, and the Partnership has entered the holding phase of its life. During the holding phase, the General Partner is permitted to continue leasing equipment under existing leases, to enter into new leases, or to sell equipment. Once equipment is sold during the holding phase, the proceeds may be used to repay Partnership debt, to maintain an appropriate level of working capital reserves, and to make distributions to limited partners. The proceeds cannot be reinvested in additional equipment, however. The holding phase will be followed by the liquidation phase, when the General Partner will undertake the orderly and businesslike liquidation of the equipment and will begin to wind up the affairs of, and liquidate, the Partnership. The Partnership Agreement contemplates that the Partnership's equipment will be liquidated by approximately January 1, 2002, although it allows the General Partner discretion to extend the liquidation process beyond January 1, 2002 if the General Partner believes additional time will lead to more favorable disposition terms. Absent the Extension (or the exercise of discretion by the General Partner as permitted by the Partnership Agreement), the General Partner plans on completing the liquidation of the Partnership's equipment by January 1, 2002.

         In reviewing the Partnership's portfolio and in connection with the litigation, the General Partner analyzed the continued operation of the Partnership and liquidation of Partnership equipment substantially in accordance with the timetable described above. The Partnership portfolio on December 31, 1999 consisted, on an original cost basis, of approximately $40.6 million in aircraft equipment, $44.1 million in marine vessels, $17.3 million in railcars, $27.1 million in containers and $11.7 million in trailers (totaling approximately $140.8 million), which equipment the General Partner believes had a fair market value of $98.7 million as of December 31, 1999. The General Partner determined that, in general, certain types of equipment were underperforming (marine vessels and aircraft) and other types of equipment were meeting or exceeding expectations (railcars, containers and trailers). The General Partner believes that Partnership performance can be improved if the Partnership continues to hold and operate certain assets beyond the current expected liquidation date and if specific underperforming assets are sold and the proceeds reinvested in assets which would earn yields of 10.8% and 11.2% (assuming the extension of the Partnership debt and no extension of such debt, respectively), which the General Partner believes can be obtained for the reasons described below.

         CONTINUED OPERATION OF ASSETS. The General Partner believes that it can continue to rent and operate the higher performing assets beyond 2001 and that such assets will generate cash flow from continued rentals and eventual sales, the present value of which are expected to exceed the present value of continued rentals and the sales proceeds of that same equipment based upon the presently expected liquidation date. Much of this equipment, because of its age and/or operating characteristics, is not expected to experience significant reductions in its estimated fair market value through the Extension, yet this same equipment can be leased to third-party users at rental rates only slightly lower than those commanded by similar equipment (notwithstanding higher maintenance and repair costs on older equipment, which is taken into account when setting lease rates) that is newer and has a higher fair market value Absent unforeseen changes in the marketplace for these types of equipment The General Partner does not believe that the fair market value of these assets will materially decline between the time the General Partner would liquidate the equipment pursuant to the terms of the Partnership Agreement and the time the General Partner would liquidate the equipment during the Extension.

         Based on these factors, the General Partner believes that this equipment is well positioned to earn favorable returns for limited partners over the next five to seven years when compared to its current fair market value. For example, the General Partner has calculated projected returns on the Partnerships' portfolio of railcars, containers and trailers (not including equipment purchased during the last two years) from January 1, 2000 through the Partnerships' expected liquidation pursuant to the terms of the Partnership Agreements, and pursuant to the Extension, using the assumptions set forth on pages 20 through 23. The General Partner projects the returns on this group of assets on a weighted average basis to be 14% (assuming no leverage on the equipment) to 18% (assuming 20% leverage on the equipment) if the equipment were liquidated during the time frame specified in the Partnership Agreements, compared to 16% (assuming no leverage on the equipment) to 19% (assuming 20% leverage on the equipment) if the equipment were liquidated during the proposed Extension. However, there can be no assurance that such equipment will earn the projected returns, as the equipment markets in which the Partnership operates are subject to risks, uncertainties and other factors that may cause performance to be materially different from historical performance of the Partnership. Additionally, there can be no assurance that the General Partner would not determine to sell certain types of equipment if it determined such sale to be in the best interests of the Partnership.

         REINVESTMENT OF PROCEEDS INTO ADDITIONAL EQUIPMENT. The General Partner from time to time identifies assets which it intends to sell for any number of reasons, including because the asset's performance is not meeting the General Partner's expectations and is not expected to improve, or to pay down Partnership debt. In the absence of the extension of the Reinvestment Period, sales proceeds from assets sold cannot be used to reinvest in additional equipment (to the extent such proceeds were not needed to pay down debt or for partnership operations). With the extension of the Reinvestment Period, sales proceeds may be used as available to purchase additional assets through December 31, 2004. The General Partner believes that the Partnership's performance will be improved during the Extension if, in addition to the continued lease of higher performing assets, available Partnership funds from the sale of poorer performing assets are reinvested in equipment with yields of approximately 10.8% and 11.2% (assuming the extension of the Partnership debt and no extension of such debt, respectively), which yields the General Partner has assumed can be achieved based upon returns projected to be earned on equipment purchased over the last two years, taking into account the change of strategy. These yields approximate the discount rate of 11.1% applied in evaluating the benefit to the limited partners of the Extension and extended Reinvestment Period (see Page
24). While such transactions will make up only a small percentage of the overall portfolio, they will allow Partnership overhead and other fixed costs to be spread out over a larger portfolio, resulting in a decrease in such costs as a percentage of Partnership revenues. The General Partner believes it will be able to identify equipment for the Partnership to acquire using the reinvestment funds with projected returns similar to those described below for marine containers and railcars (See EQUIPMENT TRANSACTIONS ENTERED INTO SINCE JANUARY
1998).

         The Partnership currently has $30 million in debt outstanding under a loan agreement scheduled to be repaid in three equal annual installments of $10 million starting in 2001. If the Extension is approved, the General Partner may seek to renegotiate the debt, thereby changing the time at which payments of principal must be made to a date later than currently scheduled. Assets which would otherwise have to be sold during the Reinvestment Period (in order to pay down the debt) would then either: (i) remain in the portfolio in order to continue to generate revenue; or (ii) be sold and the proceeds used to reinvest in additional equipment. During the five-year extension of the Reinvestment Period, and assuming the debt is paid down as currently scheduled, the General Partner projects that it will have approximately $12.7 million available from the sale of assets for reinvestment. If the debt is renegotiated, the General Partner projects that it will have up to $27.7 million available from the sale of assets for reinvestment. However, there can be no assurance that suitable equipment transactions will be available or that projected returns will be realized as the equipment markets in which the Partnership operates are subject to risks, uncertainties and other factors that may cause performance to be materially different from that described below or even from historical performance of the Partnership. It should also be noted that the General Partner will be entitled to equipment acquisition and lease negotiation fees when additional equipment is acquired and initially leased out. See "RISK FACTORS," "CONFLICTS OF INTEREST" and "CAUTIONARY STATEMENT."

         Equipment Transactions Entered into Since January 1998. Since January of 1998, the General Partner has acquired, on behalf of the Partnerships and Professional Lease Management Income Fund I, L.L.C. ("LLC") $153,956,000 of equipment as specified below:

        Type of equipment             Total Expenditures by     Expenditures for
                                       the Partnerships and             VI
                                                LLC

        Marine Containers             $  52,080,000                $ 20,922,000
        Marine Vessels                $  51,819,000                $ 16,299,000
        Aircraft and Spare Parts      $  40,325,000                $ 16,187,000
        Portable Heaters              $   4,115,000                          --
        Railcars                      $   3,929,000                $  2,954,000
        Trailers                      $   1,688,000
                                      --------------             --------------
        Total                         $ 153,956,000                $ 56,362,000

         The General Partner has calculated projected returns on this equipment assuming the Amendments are approved and, except as otherwise specifically noted, the equipment is held until liquidation of each program (fourth quarter
2006). The returns were calculated on the following basis:

     (i) the acquisition cost of the equipment was increased to include Front-End Fees;

     (ii) projected equipment revenue was reduced to reflect Management Fees that have been and will be paid, and reduced to reflect an allocation of overhead;

     (iii)     projected returns are expressed on a cash basis, pre-tax;

     (iv) the equipment lessees do not default and the equipment has no time off lease, except as otherwise noted below (Fund VII has had significant off-lease and default experience over the last two years, however); and

     (v) the Partnership does not need to make any unbudgeted expenditures for equipment repair and modification.

MARINE CONTAINERS

         In 1998 and 1999 the General Partner acquired and leased on a long-term basis 19,970 predominately new (in no event more than 2 years old) 20', 40' and 40' Hi Cube dry maritime containers at a cost of $52,081,000 ($20,922,000 for the Partnership). This equipment is projected to return on a weighted average basis 11.2% (11.4% for the Partnership).

MARINE VESSELS

         Anchor Handling Tug/Supply ("AHTS") Vessels

         During the first six months of 1998, the General Partner acquired, in two separate transactions, 3 AHTS vessels for $28,025,000, including one purchased on behalf of the Partnership for $9,625,000. Based on the current lease rates, the General Partner originally projected returns on these investments from 9.1% to 9.2%. During the third quarter of 1999, one of the partnerships managed by the General Partner had a vessel similar to these three vessels come off lease. Based upon the re-lease rate achieved on that vessel, which is lower than that currently being earned by these 3 vessels, the General Partner has determined to sell these vessels in 2001 and has revised the projected return on these three vessels to between 2.1% and 2.4%.

         Product Tanker

         During the second quarter of 1998, the General Partner acquired a product tanker for $17,000,000. The expected return on this investment, based upon the General Partner's projected future charter rates when the vessel was acquired, was 9.2%. Based upon the vessel's actual performance and projected future charter rates, the General Partner will shortly be marketing this vessel for sale, and the projected return on this investment has been reduced to (0.5)%.

         Handy Sized Bulk Carrier Vessel

         In the first quarter of 1999, the General Partner acquired for the Partnership a handy sized bulk carrier vessel for $6,674,000. At the time the vessel was acquired, based upon projected charter rates and vessel residual, the General Partner projected the return on this vessel to be 13.8%. Several months after acquiring this vessel, based upon unanticipated softness in charter rates available in the market for vessels of this type, the General Partner re-evaluated the projected return this asset would yield, and, concurrent with continuing to charter the vessel, began marketing the vessel for sale. The vessel was sold in October of 1999 for $7,500,000 yielding a return of 13.1%. See "CHANGE OF STRATEGY."

AIRCRAFT AND AIRCRAFT SPARE PARTS

         In 1998 the General Partner, on behalf of the Partnership, acquired and leased to an airline a portfolio of aircraft spare parts for $2,175,000. The expected return to the Partnership on this portfolio investment is 10.1%, assuming a sale in December 2003 at the end of the lease term.

         In 1998 the General Partner acquired an MD 82 "stage three" aircraft and assumed the remaining long-term lease with an airline, for $15,550,000. The projected return on this investment is 9.3%, assuming a sale at the end of the lease in the second quarter of 2003.

         In  1999,  the  General  Partner   acquired  a  737-300   aircraft  for
$22,500,000 owned 62% by the Partnership. At the time of purchase, it was expected that this aircraft would be leased promptly at a lease rate and with an expected residual that would yield a return on this investment of 8.5%. The Aircraft has not yet been leased. The General Partner is now projecting that it will be leased in the first quarter of 2000 at a lease rate and with an expected residual that will result in a return on this investment of 2.7%, assuming a sale of this asset in the third quarter 2005. See "CHANGE OF STRATEGY."

PORTABLE HEATERS

         In 1998 the General Partner acquired 638 portable heaters at a cost of $4,115,000, subject to a four-year lease. The General Partner expected that this equipment would yield a return of 13.9%. After approximately one year, the lessee of the heaters encountered financial difficulties and ceased paying rent on the equipment. The lessee was declared in default under the lease, and the equipment was sold approximately 18 months after purchase.
The actual return on this equipment was 4.0%.

RAILCARS

         The General Partner acquired, in three separate transactions, 215 tank railcars at a cost of $3,929,000 ($2,954,000 for the Partnership). The railcars are on various medium to long term leases, ranging from 1 to 5 years. This equipment is projected to return on a weighted average basis 14.7% (15% for the Partnership).

TRAILERS

         In 1999 the General Partner acquired 75 new, dry, over-the-road trailers, at a total cost of $1,688,000. These trailers are operating under a revenue sharing agreement with a major carrier and are projected to have a return on investment of 10.7%.

CHANGE OF STRATEGY

         In light of the historical performance of the Partnership's marine vessel and aircraft investments, as discussed in this Section, the General Partner recently changed the investment strategy it will employ on behalf of the Partnership, if the Reinvestment Period is extended. In this regard, the General Partner believed in 1998 and early 1999 that the marine vessel market was at a low point, both in terms of the cost to acquire equipment and lease rates. The General Partner also believed that there would be an upturn in the marine vessel market such that the continued acquisition of vessels for the Partnership would meet the targeted investment return threshold, notwithstanding the then current lease rates. Towards the end of the first quarter of 1999, based upon a re-analysis and forecast of vessel market trends, the General Partner determined that it did not believe the vessel market would sufficiently recover during the time horizon required in order to meet the previous projections and the General Partner then re-evaluated the projected return of the Partnership's vessels. As a result, the General Partner has decided to curtail acquiring any additional vessels and to sell all of the Partnership's vessels over the next 2 years.

         Furthermore, as a result of its experience in the aircraft market, during the extended Reinvestment Period the General Partner will no longer invest Partnership funds in commuter aircraft or aircraft that, at the time of acquisition, is not subject to lease or for which it does not have a binding lease commitment. Additionally, the General Partner will not lease aircraft to lessees located in less developed countries whose legal system may not allow the Partnership to effectively enforce its rights under a lease, absent an unusually attractive lease rate or satisfactory credit support. See "RISK FACTORS," "CONFLICTS OF INTEREST" and "CAUTIONARY STATEMENT."

COMPARISON OF ALTERNATIVES TO THE EXTENSION

         GENERAL. To assist the limited partners in evaluating the Amendments, the General Partner has computed estimates of the following:

         o the value of a unit, on a present value basis, assuming that the Partnership renegotiates its debt agreement, reinvests in equipment through the Reinvestment Period (December 31, 2004), and then liquidates its equipment at the end of the Extension (by January 1, 2007);

         o the value of a unit, on a present value basis, assuming that the Partnership does not renegotiate its debt agreement, reinvests in equipment through the Reinvestment Period (December 31, 2004), and then liquidates its equipment at the end of the Extension (by January 1, 2007);

         o the value of a unit, on a present value basis, assuming that the Partnership reinvests in equipment through approximately December 31, 1999, and then liquidates its equipment by approximately January 1, 2002; and

         o the value of a unit if the Partnership's equipment hypothetically had been liquidated on September 30, 1999, in order for the Partnership to liquidate and for the Partnership's investors to receive a final liquidating distribution by December 31, 1999.

The present value of a unit represents the value as of December 31, 1999 of the sum of the estimated distributions per unit to be received by limited partners from January 1, 2000 through the date of liquidation of the Partnership, discounted for the time value of money, which the General Partner has assumed to be 11.1%. The present value of a unit does not include Partnership distributions paid to investors from the date of their investment through December 31, 1999.

         GENERAL PARTNER'S ASSUMPTIONS. The General Partner has made certain assumptions in order to estimate the value of a Partnership unit as of each time period described above.

         For liquidation as of December 31, 1999, the General Partner has assumed that the Partnership equipment was sold in an orderly liquidation (i.e., a willing buyer, a willing seller, and closing of the sale within 90 days) on September 30, 1999. The primary component of this analysis, the estimated sales proceeds that could be received upon the sale of the Partnership's equipment assets, was determined by the General Partner's best estimate of the current market values of such assets based on the opinions of the General Partner's staff equipment specialists. These opinions were reached based on the specialists' knowledge of the equipment markets for which they are responsible, including their knowledge of or research into recent similar transactions in the marketplace, if any. Estimated sales proceeds, working capital, collection of accounts receivable and liquidation of other assets were then aggregated and, from this total, all existing debt, including prepayment penalties, if any, as well of the payment of any other liabilities was assumed to be paid out in the fourth quarter of 1999. The General Partner assumed that a final distribution to investors would be made by December 31, 1999. The specific projections of sales proceeds, expenses and other cash flow items made by the General Partner are set forth on the chart in Appendix B. The Partnership equipment was not liquidated on December 31, 1999, and the General Partner currently has no plan to liquidate the Partnership's entire portfolio of equipment prior to the time frame contemplated by the Partnership Agreement, whether or not the Amendments are approved.

         For liquidation pursuant to the terms of the Partnership Agreement (equipment liquidation by January 1, 2002), the General Partner has made assumptions as to the financial performance of each item of equipment currently owned by the Partnership, including expected lease revenues, operating expenses, date of sale and the amount of sale proceeds. Lease revenues, operating expenses, and sale proceeds for currently owned equipment were estimated based, in part on the General Partner's and its staff equipment specialists' historical experience with each particular asset or asset type, and in part on the opinions of its equipment specialists as to the future performance of each asset and their expectation of the trends in the various equipment markets, as further described below in "Currently Owned Equipment Assumptions." Limited Partners should bear in mind that Fund VII has had significant off-lease and bad debt experience over the last two years, and from its inception through September 30, 1999, Fund VII has had uncollected lease revenue (bad debt) of 1.73% and equipment off-lease experience of 5.8% (expressed as a percent of the original cost of all equipment purchased). Proceeds received from the sale of assets were applied as required to pay off Partnership debt, were added to the Partnership's working capital or reserves or available for distributions to limited partners. The General Partner also made assumptions regarding the amount of other non-operating expenses and cash flows of the Partnership, such as the payment of Management Fees, overhead and other administrative costs, and partnership distributions. The specific cash flow projections made by the General Partner are set forth on the chart in Appendix B.

         For liquidation pursuant to the proposed extended Reinvestment Period and Extension (reinvestment through December 31, 2004 and equipment liquidation by January 1, 2007) with no renegotiation of Partnership debt, the General Partner made the same assumptions as were made for liquidation pursuant to the Partnership Agreement, except that the General Partner assumed that approximately $12.7 million of available partnership funds could be used to purchase additional equipment through December 31, 2004. Partnership funds were considered to be available if they were not needed to pay down debt or for the Partnership's working capital or reserves. The General Partner has not identified any particular assets or related leases transactions for such reinvestment, but assumed that the newly acquired equipment in the aggregate could yield a pre-tax cash return of 11.2% as further described below in "Newly Acquired Equipment Assumptions." Further, the General Partner assumed that approximately $5,146,691 of Partnership funds, from the Partnership's working capital and asset sales, would be used to fund the repurchase contemplated by the Amendments in the second and third quarters of 2000, and that the General Partner was paid approximately $1,469,000 for Front End Fees which were earned in 1999, but not paid due to the NASAA compensation limits. The specific cash flow projections made by the General Partner are set forth on the chart in Appendix B.

         For liquidation pursuant to the proposed extended Reinvestment Period and Extension (reinvestment through December 31, 2004 and equipment liquidation by January 1, 2007) with the renegotiation of Partnership debt, the General Partner made the same assumptions as were made for liquidation pursuant to the proposed extended Reinvestment Period and Extension (reinvestment through December 31, 2004 and equipment liquidation by January 1, 2007) with no renegotiation of Partnership debt, except that the General Partner assumed that it was able to renegotiate the Partnership's current debt so that principal payments become due later than currently scheduled. The General Partner has not secured the agreement of the Partnerships' lenders to extend the term of the loan. The General Partner further assumed that the proceeds from assets sold during the extended Reinvestment Period (some of which would have been used to pay down the original debt), were used instead to reinvest in approximately $15 million of additional equipment, for a total of approximately $27.7 million reinvested during the extended Reinvestment Period. The General Partner assumed that the newly acquired equipment could yield a pre-tax cash return of 10.8% as further described below in "Newly Acquired Equipment Assumptions." The specific cash flow projections made by the General Partner are set forth on the chart in Appendix B.

         Currently Owned Equipment Assumptions. For equipment owned by the Partnership and for the purposes of estimating a portion of the returns in each of the scenarios discussed above except for liquidation as of December 31, 1999, the General Partner has made the following assumptions:

         Railcars: The General Partner tracks railcar performance by determining the number of days per year that a railcar was available to be on-lease and compares that number to the actual number of days it generated revenues. For the past 5 years, railcars have historically remained at above 98.5% utilization pursuant to leases ranging from 1 - 5 years. The General Partner assumed that, on a going forward basis, the railcars would remain at approximately 97% utilization. The General Partner also assumed that the lease rates for railcars would remain steady and that railcar expenses would increase 3% per year, which assumptions are consistent with lease rate and expense cost trends. The Partnership's fleet of railcars has not experienced any lessee defaults resulting in non-payment of rent or other amounts, and the General Partner did not assume any "bad-debt" in the future. The General Partner has assumed that railcars can be sold at the end of the partnership term for an average of 74% of original equipment cost, and at the end of the Extension for an average of 63% of original equipment cost. These percentages are consistent with the General Partner's experience in connection with the sale of railcars owned by other managed partnerships, and based on the opinion of the General Partner's railcar specialists as to the value of railcars over the next 4 to 7 years.

         Containers: The Partnership's container fleet is mostly leased pursuant to term leases ranging from 3 to 6 years duration, with the remaining containers in the portfolio being leased on a revenue sharing/utilization basis. When the term leases expire, those containers will by agreement also be placed into revenue sharing arrangements with the current lessees, earning revenue based on their level of utilization and after deducting the costs of operating the equipment. The General Partner has assumed that containers will earn revenue based on the actual lease rates through the expiration of the container leases, and thereafter, based on levels of utilization and lease rates experienced over the past two years. The General Partner believes that the container industry has reached a historic low, in terms of both, the cost of new equipment and lease rates. For example, a new container purchased in 1990 for approximately $2,500 could be purchased today for approximately $1,475, and lease rates have similarly declined over the same period of time. The General Partner does not believe lease rates will continue to decline and therefore, has assumed lease rates consistent with those experienced over the last two years. The Partnership's fleet of term lease containers has not experienced any lessee defaults resulting in non-payment of rent or other amounts, and the General Partner did not assume any "bad-debt" in the future for the term lease containers. The General Partner has assumed that the containers can be sold during and at the end of the partnership term for an average of 59% of original equipment cost, and during and at the end of the Extension for an average of 58% of original equipment cost, based on the General Partner's experience selling used containers owned by the Partnership and other managed partnerships, and based on the General Partner's opinion as to the value of used containers over the next 4 to 7 years.

         Trailers: All of the Partnership's trailers are rented out on a short term basis out of trailer yards owned and operated by an affiliate of the General Partner or on a utilization basis pursuant to an agreement with a third party. For all trailers, the General Partner tracks trailer performance by determining the number of days per year that a trailer was available for lease and compares that number to the actual number of days it generated revenues, the amount of revenues generated and the costs and expenses, including bad debt, associated with operating the trailer. The General Partner assumed that, on a going forward basis, the Partnership trailers would remain at the same level of utilization as during the preceding year, but that revenues would decline at a rate of 2% per year and costs and expenses would increase at a rate of 3% per year, consistent with lease rate and cost trends. The General Partner has assumed that trailers can be sold during and at the end of the partnership term for an average of 27% of original equipment cost, and during and at the end of the Extension for an average of 20% of original equipment cost. These percentages are consistent with the General Partner's experience in connection with the sale of trailers owned by the Partnership and other managed partnerships, and based on the opinion of the trailer specialists as to the value of the trailers over the next 4 to 7 years. The General Partner did not assume that the Partnership's portfolio of trailers would be sold in bulk, which is one of the possible results of the strategic review by the parent of the General Partner. In the event the trailers are sold in bulk, the General Partner would utilize the proceeds from such sale to pay down debt or to reinvest into additional equipment for the Partnership if the Partnership was permitted to do so.

         Marine Vessels: Consistent with the General Partner's change of strategy, all of the Partnership's marine vessels are anticipated to be sold over the next two years. Because of the short time horizon, the General Partner assumed that the vessels (which operate on short term charters) would continue to generate revenues (based on utilization and after taking into account estimated vessel operating expenses) consistent with current levels during the period of time the vessels are held. The Partnership has not experienced any marine vessel lessee defaults resulting in non-payment of rent or other amounts, and the General Partner did not assume any "bad-debt" in the future for this equipment. The General Partner further assumed that the marine vessels would be sold at average prices equal to approximately 56% of original equipment cost. These assumptions are consistent with prices that the General Partner's marine experts have recently observed in the market place.

         Aircraft: The General Partner has assumed that the aircraft owned by the Partnership remain on their current leases for the duration of those leases, earning the agreed upon lease rates. The General Partner has also assumed that aircraft coming off lease during the partnership term or the Extension are sold in the quarter following the expiration of the lease, and that aircraft whose leases extend beyond the partnership term or the Extension are sold at the end of the partnership term or the Extension, respectively. The General Partner has assumed that the aircraft can be sold during the partnership term for an average of 80% of original equipment cost, and during the Extension for an average of 71% of original equipment cost. The General Partner has assumed that aircraft costs (after adjusting for the size of the aircraft portfolio) increase 5% a year, including reserves of 3% for bad debt and off-lease. Although this reserve is lower than the Partnership's historical experience for aircraft bad debt and off lease, the General Partner believes it is sufficient after taking into account its change in strategy (discussed on page 20).

         Newly Acquired Equipment Assumptions. For equipment that will be purchased on behalf of the Partnership during the extended Reinvestment Period (through 2004) and for the purposes of estimating a portion of the returns in each of the scenarios discussed above except for liquidation as of December 31, 1999, the General Partner has assumed that assets purchased on behalf of the Partnership would yield an average of 11.2% and 10.8%, depending on whether the equipment was purchased, during the extended Reinvestment Period (through 2004) without renegotiation of Partnership debt, or during the extended Reinvestment Period (through 2004) with renegotiation of Partnership debt, respectively. These yields were calculated as the internal rate of return of the total cash flow stream of the reinvestment, which cash flow was calculated after taking all operating expenses, fees and overhead into account, and assuming an average residual value for the acquired equipment of 56% for equipment sold at the end of the Extension. Although investments made by the General Partner on behalf of the Partnership and other managed programs since the beginning of 1998 are projected, on a weighted average basis, to yield 6.8% on a pre-tax cash basis, the General Partner believes that as a result of its change of investment strategy, reinvestment proceeds can be used to acquire equipment projected to generate the assumed returns. This belief is based on its calculation of the average yields on all equipment purchased since the beginning of 1998, excluding marine vessels and aircraft, which are projected to be approximately 11%, with yields for the marine containers and railcars projected to be 11.2% and 14.7% respectively. There can be no assurance that investments in similar transactions would be available in the marketplace at the time that the Partnership has funds to invest, or that such transactions, if available, would ultimately perform as projected.

         All of the General Partner's valuation estimates are subject to significant uncertainties, since the estimated value of a unit was in turn derived from a number of assumptions and estimates projected over time. Therefore, no assurance can be given that the estimated values indicated would be realized and actual realized values likely will differ from the estimates of such values. The assumptions and estimates were based upon information available to the General Partner at the time the estimated values were computed, and no assurance can be given that the same conditions considered or anticipated by the General Partner in arriving at the estimate of values would exist at any time in the future. While the General Partner believes it has reasonable bases for its assumptions, it is inevitable that some of them will not materialize and that some of those which do will be different in material respects. The estimated value of a unit would have been different had the General Partner made different assumptions and, as noted, the actual performance of the Partnership will likely vary from the estimates, and could be substantially different from the estimates. Moreover, the occurrence of any of the events giving rise to the present risks set forth under the caption "RISK FACTORS" and "CAUTIONARY STATEMENT" could have a material adverse effect on the performance of the Partnership.

         Estimated December 31, 1999 Value of a Partnership Unit on a Present Value Basis Applying a 11.1% Discount Rate. The General partner has computed the estimated values of a unit as of December 31, 1999, on a present value basis (using a discount rate of 11.1%), based on a variety of assumptions and estimates that have been made by the General Partner as described in detail above. The results of these computations are summarized in the following table:

         Estimated Present          Estimated Present
         Value per Unit for         Value per Unit for
         Liquidation as of          Liquidation as of         Estimated Present       Estimated Value
         January 1, 2007            January 1, 2007           Value per Unit for      per Unit for
         (with renegotiation        (no renegotiation         Liquidation as of       Liquidation as of
         of debt                    of debt)                  January 1, 2002         December  31, 1999

              $8.81                      $8.72                         $7.84                   $6.97


         BENEFITS OF LIQUIDATION AS OF DECEMBER 31, 1999 AND JANUARY 1, 2002. Notwithstanding the General Partner's recommendation of the Amendments, including the Extension, there could potentially be some benefits to the limited partners were the Partnership to be liquidated at this time. Although not considered as an option by the General Partner, liquidating the Partnership at this time would eliminate all future risks associated with this investment, and limited partners could receive a liquidating distribution of possibly as much as $6.97 per unit, which could be directed into other types of investments prior to the liquidation date contemplated by the Partnership Agreement (January 1, 2002). Liquidation as contemplated by the Partnership Agreement would reduce the risk associated with holding this investment from January 1, 2002 through January 1, 2007, and would allow limited partners to redirect liquidating distributions into other types of investments five years sooner than is being proposed. The General Partner has not received any third-party reports, opinions or appraisals relating to the Amendments, nor has it utilized any in concluding to recommend the Amendments to limited partners.

         As noted on the cover page of this solicitation statement, PLM International, Inc., the corporate parent of the General Partner, previously engaged the investment banking firm of Imperial Capital, LLC, to explore strategic and financial alternatives for maximizing shareholder value on a near-term basis. As a result of those endeavors, on May 24, 2000, PLM International, Inc. entered into an agreement to sell all of its trailer leasing operations to Marubeni America Corporation. At that time, the Partnership also agreed to sell certain of its trailers to Marubeni America Corporation, with the sale expected to close in the third quarter of 2000.

         The General Partner does not believe that the Partnership's sale of these trailer assets materially affects any of the information presented in this solicitation statement. It is anticipated that, when the sale closes, the Partnership will receive $3.5 million for its trailers, which is approximately 72% of the original cost of the trailers. The General Partner has recomputed the estimated values of a unit as of December 31, 1999, using the same methodology described above, but assuming that the sale of the trailer assets occurs in the third quarter 2000. The estimated present value per unit for liquidation as of January 1, 2007 (with renegotiation of debt) is $9.02. The estimated present value per unit for liquidation as of January 1, 2007 (no renegotiation of debt) is $8.89. The estimated present value per unit for liquidation as of January 1, 2002 is $8.08.

                 COMPARISON CHART OF PARTNERSHIP OPERATIONS WITH
                           AND WITHOUT THE AMENDMENTS


                       DURATION OF THE REINVESTMENT PERIOD

                             WITHOUT THE AMENDMENTS

Pursuant to Section 2.02(r) of the Partnership Agreement, the Partnership will not be permitted to reinvest in equipment after December 31, 1999.

                               WITH THE AMENDMENTS

The Partnership will be permitted to reinvest in equipment through December 31, 2004.

                                 LOAN REPAYMENT

                             WITHOUT THE AMENDMENTS

Pursuant to the terms of the Partnership's loan agreement, the Partnership is obligated to repay a total of $30 million in principal in annual installments of $10 million starting in 2001.

                              WITH THE AMENDMENTS

The General Partner may seek to renegotiate the loan in order to postpone the repayment of principal due under the loan.


                           EQUIPMENT LIQUIDATION DATE

                             WITHOUT THE AMENDMENTS

The Partnership Agreement contemplates that the Partnership's equipment will be liquidated by approximately January 1, 2002.

                              WITH THE AMENDMENTS

The General  Partner will  liquidate the  Partnership's  equipment by January 1,
2007.

                               REPURCHASE OF UNITS

                             WITHOUT THE AMENDMENTS

Pursuant to Section 6.11 of the Partnership Agreement, the Partnership may be obligated to repurchase up to 2% of the outstanding units in any year, unless the General Partner determines that such repurchase would either: (a) cause the Partnership to be taxed as a corporation; or (b) impair the capital or operations of the Partnership. The repurchase price is equal to 110% of the selling limited partner's unrecovered principal (i.e., the amount paid to the Partnership for units less any distributions received from the Partnership with respect to the units), with priority going to units owned by estates, followed by IRA's and qualified plans.

                              WITH THE AMENDMENTS

The Partnership will be obligated to repurchase up to 10% of the outstanding units at 80% of their net asset value as of the end of the quarter immediately preceding court approval of the equitable settlement, projected to cost $5,146,691. The existing annual repurchase obligation will cease.


                  CLASS COUNSEL FEES TO BE PAID FROM CASH FLOW

                             WITHOUT THE AMENDMENTS

There is no provision for the payment of Class Counsel fees . by the Partnership. If the monetary settlement is approved, Class Counsel will be paid not greater than one-third of the monetary settlement fund by the Defendants and the insurance carrier.

                              WITH THE AMENDMENTS

Class Counsel will be paid not greater than one-third of the monetary settlement fund by the Defendants and the insurance carrier (because the Amendments may be approved only if the monetary settlement has been approved). Additionally, if there is an annualized increase of at least 12% in the actual cash flow which the General Partner projects would have been received by limited partners commencing January 1, 2000 if the Partnership were to be liquidated pursuant to what is contemplated by the Parthership Agreement, Class Counsel will be entitled to receive a graduated percentage of the excess, paid out of the Partnership's cash flow, of $4,019,201 if the General Partner's projections of the Partnership's distributions through liquidation at January 1, 2007 (assuming the debt is renegotiated) are accutrate, and $3,446,077 if the General Partner's projections of the Partnership's distributions through liquidation at January 1, 2007 (assuming no change to the debt) are accurate. Additionally, assuming that the sale of trailer assets (discussed on page 24) occurs in the third quarter 2000, the General Partner projects Class Counsel will receive fees of $3,068,694 if the Partnership's debt is not renegotiated, and $3,805,213 if it is.


                                 MANAGEMENT FEES

                             WITHOUT THE AMENDMENTS

Pursuant to Section 2.05(f) of the Partnership Agreement, the Partnership will continue to pay Management Fees each month to the Manager, a subsidiary of the General Partner. Management Fees are calculated based on a percentage of Gross Lease Revenues, which percentage depends on the types of leases the Partnership equipment is subject to and the level of services that are provided by an affiliate of the General Partner. The Partnership Agreement does not contain any performance goals as a condition to the payment of Management Fees.

                              WITH THE AMENDMENTS

Payment of 25% of the Management Fee will be deferred for 2 1/2 years commencing January 1, 2003 pending the Partnership's attainment of performance goals; except for the deferred Management Fees which will only be paid if there is an annualized increase of at least 10% in the actual cash flow received by the limited partners relative to the cash flow which the General Partner projects would have been received by limited partners commencing January 1, 2000 if the Partnership were to be liquidated pursuant to what is contemplated by the Partnership Agreement. These fees will be paid for approximately 5 years beyond what is contemplated by the Partnership Agreement. Additionally, as a result of the extension of the Reinvestment Period, the Management Fees from December 31, 1999 through December 31, 2004 will not decrease at as great a rate as they likely would otherwise, since Management Fees are based upon gross lease revenues which likely would decrease more quickly during those years in the absence of reinvestment in equipment.


                   FRONT-END FEES AND NET DISPOSITION PROCEEDS

                             WITHOUT THE AMENDMENTS

Pursuant to Section 2.05(h) of the Partnership Agreement, Front-End Fees and overall payments to the General Partner are subject to the compensation limits set forth in the Statement of Policy of NASAA. The General Partner is entitled to be paid a total of $35,088,964 over the life of the Partnership for front-end fees, and 1% of Net Disposition Proceeds, increased up to 5%, to the extent the General Partner does not receive the maximum amount of front-end fees to which it is entitled. Through December 31, 1999, the General Partner has been paid front-end fees of $35,076,309, of which $15,038,741 is comprised of Front-End Fees (acquisition and lease negotiation fees). During 1999 the General Partner acquired and leased equipment on behalf of the Partnership which would have entitled the General Partner to be paid approximately $1,469,000 in Front-End Fees had the NASAA compensation limit not already been reached.

                               WITH THE AMENDMENTS

The current limitation on front-end fees payable to the General Partner will be increased by twenty-percent (20%). The current limitation is based upon the guidelines issued by NASAA. The Front-End Fee Increase will have the effect of increasing the total compensation permitted to be paid to the General Partner and its affiliates, if earned, by the amount of the Front-End Fee Increase. As a result, if the General Partner and its affiliates do not earn the full amount of the Front-End Fee Increase, additional categories of compensation, which otherwise would be restricted by the NASAA guidelines, could be paid. Absent the Amendments, however, the only other payment to the General Partner which could result in total compensation exceeding the NASAA guidelines is the payment to the General Partner of its interest in Net Disposition Proceeds. In this regard, the NASAA guidelines permit the General Partner to be paid 1% of Net Disposition Proceeds, while the Partnership Agreement permits the General Partner to be paid 5% of such Net Disposition Proceeds. Without the Amendments, the payment to the General Partner of up to the additional 4% of Net Disposition Proceeds to which it is entitled under the Partnership Agreement would be permitted only if and to the extent the General Partner has otherwise been paid less than the total amount of the compensation allowed by the NASAA guidelines. Therefore, the Amendments will enable the General Partner to receive up to this additional 4% so long as the amount of Net Disposition Proceeds, together with the additional Front-End Fees, do not exceed the 20% Front-End Fee Increase.

As of January 1, 1999 the limitation on the total of front-end fees payable to the General Partner will be increased so that the General Partner will be entitled to be paid up to an additional $6,963,400 for earned acquisition and lease negotiation fees and for up to 4% of Net Disposition Proceeds. The General Partner will be paid approximately $1,469,000 in Front End Fees that were earned but not paid in 1999, and the General Partner expects that, from January 1, 2000 it will be paid through the end of the extended Reinvestment Period, additional aggregate Front-End Fees of approximately $1,430,000 assuming the debt is renegotiated and approximately $605,000 assuming no change to the debt, and it projects that upon the liquidation of the Partnership's equipment, Net Disposition Proceeds of 4% will be paid. Assuming that the sale of the trailer assets (discussed on page 24) occurs in the third quarter 2000, the General Partner also projects that over the remaining life of the Partnership, the additional Front-End Fees will increase from $1,430,000 to $1,595,000 with renegotiation of debt (and that there would be no change of the projected additional fees of $605,000 without renegotiation).

                          DISTRIBUTIONS TO UNITHOLDERS

                             WITHOUT THE AMENDMENTS

The General Partner projects that aggregate distributions (not discounted to present value) to limited partners from January 1, 2000 through 2002 will be $72,706,073, including distributions resulting from operating revenues and equipment sales.

                              WITH THE AMENDMENTS

As a result of extending the Reinvestment Period and the Extension, the General Partner projects that aggregate distribution (not discounted to present value) to limited partners from January 1, 2000 through 2007 will be $104,909,315 assuming the Partnership debt is renegotiated and sales proceeds are reinvested in equipment rather than paying down debt during the Reinvestment Period, and $107,206,280 assuming no changes are made to the Partnership debt, each including distributions resulting from operating revenues and equipment sales and each including $5,146,691 anticipated to be paid to investors for the repurchase of 10% of the Partnership units at 80% of their net asset value.

                              CONFLICTS OF INTEREST

         GENERAL. The General Partner has fiduciary duties to the Partnerships, in addition to the specific duties and obligations imposed upon it under the Partnership Agreement. Subject to the terms of the Partnership Agreement, the General Partner, in managing the affairs of the Partnership, is expected to exercise good faith, to use care and prudence and to act with an undivided duty of loyalty to the limited partners. Under these fiduciary duties, the General Partner is obligated to ensure that the Partnership is treated fairly and equitably in transactions with third parties, especially where consummation of such transactions may result in the interests of the General Partner being opposed to, or not aligned with, the interests of the limited partners. Accordingly, the General Partner has assessed the potential benefits to be derived by limited partners from the Amendments. Notwithstanding any conflict of interest, after consideration of the terms and conditions of the Amendments, the General Partner recommends that limited partners do not vote against the Amendments and do not object to the equitable settlement.

         CONFLICT OF INTEREST OF GENERAL PARTNER. The General Partner initiated and participated in structuring the Amendments and has conflicts of interest with respect to their effect. As part of the Amendments, the limitation on front end fees that can be paid to the General Partner by the Partnership will be increased by 20% so that the General Partner can earn such fees in excess of the amount proscribed in the Statement of Policy of NASAA effective January 1, 1999. As a result of extending the Reinvestment Period, the General Partner will earn Front-End Fees, for equipment acquisition and lease negotiation services, from the Partnership for 5 additional years; during 1997 through 1999 the Partnership paid the General Partner Front-End Fees averaging $922,819 per year. Upon liquidation of the Partnership, it will also earn up to an additional 4% of Net Disposition Proceeds.

         The Manager, a subsidiary of the General Partner, will earn Management Fees for 5 years beyond what the Partnership Agreement contemplates. During 1997 through 1999 the Manager was paid Management Fees averaging $1,438,118 per year. Additionally, the ability to reinvest from December 31, 1999 through December 31, 2004 will result in the level of Management Fees not decreasing at as great a rate as they likely otherwise would, since Management Fees are based upon gross lease revenues which likely would decrease more quickly during those years in the absence of reinvestment in equipment. Although the payment of 25% of the Management Fee will be deferred for 2 1/2 years commencing January 1, 2003 until performance goals are attained, the payment of any accrued deferred fees will be accelerated (and paid in a lump sum) upon a Change of Control occurring after January 1, 2003 if the General Partner and Class Counsel agree that an annualized increase of 10% in the cash flow received by the limited partners relative to the cash flow which the General Partner projects would have been received by the General Partner commencing January 1, 2000 if the Partnership were to be liquidated as contemplated by the Partnership Agreement would have been attained absent the Change of Control. Any increase in the cash flow received by limited partners does not necessarily mean that the Partnership is making money since cash distributions could include a return of capital and could reflect the effects of depreciating the Partnership's equipment.

         On November 8, 1999, PLM International, Inc., the corporate parent of the General Partner, announced that its board of directors has engaged the investment banking firm of Imperial Capital, LLC, to explore various strategic and financial alternatives for maximizing shareholder value on a near-term basis. Such alternatives may include, but are not limited to, a possible transaction or series of transactions representing a merger, consolidation, or any other business combination, a sale of all or a substantial amount of the business, securities, or assets of PLM International, Inc., or a recapitalization or spin-off. The Compensation Increase and the opportunity to earn Management Fees for an additional 5 years provided for by the Amendments may make a transaction involving the corporate parent of the General Partner more attractive. In the event of a sale, directly or indirectly, of the General Partner, the purchaser could modify the business of the General Partner.

         CONFLICT OF INTEREST OF CLASS COUNSEL. In assessing Class Counsel's support of the equitable settlement of which the proposed Amendments form an integral part, limited partners should consider that Class Counsel may be deemed to have a conflict of interest with respect to such support. Given the additional protection for members of the equitable class, including the right to object to the proposed equitable settlement in whole or in part, and the court's prerogative to reject the settlement and the Amendments even if the requisite consent of limited partners is obtained, under those circumstances Class Counsel has agreed to the negative consent voting procedure concerning the Amendments, which procedure makes their approval more likely and, as a consequence, Class Counsel could receive legal fees of up to $4,019,201 if the Amendments are approved and the Partnership achieves the targeted threshold of performance (assuming renegotiation of Partnership debt). Class Counsel may receive such fees at some time in the future (estimated to occur at or near the time the Partnership liquidates), subject to acceleration in the event of a Change of Control. Such fees could only be paid to Class Counsel if the limited partners receive the targeted threshold level of distributions.

         The fees and expenses of Class Counsel, if approved by the court, will be paid in part from the settlement fund provided by the Defendant pursuant to the monetary settlement. Also, as part of the equitable settlement, Class Counsel will apply for an additional fee and expense award. Class Counsel will not receive any Equitable Class Fee Award from the Partnership (or the limited partners) in the event the Amendments are not approved or if defendants elect to terminate the equitable settlement. With respect to the Equitable Class Fee Award, commencing January 1, 2000, the General Partner will calculate the cash flows received by the limited partners to determine the rate of any annualized increase relative to the cash flows which the General Partner projects would have been received by the limited partners commencing January 1, 2000 if the Partnership were to be liquidated as contemplated by the Partnership Agreement. At the time, if ever, that the aggregate increase in the cash flows for the Partnership after January 1, 2000 equals or exceeds 12%, Class Counsel will be entitled to receive from each future distribution to the unitholders, a percentage of the distributions in excess of 12%, such percentage to be established by the court in connection with Class Counsel's application for an Equitable Class Fee Award in an amount not to exceed 27.5% of the first $10 million of the distributions in excess of 12% for each Fund, 22.5% of such distributions between $10 million and $20 million, 15% of such distributions between $20 million and $30 million, and 10% of such distributions exceeding $30 million. Assuming the Partnership debt is not extended, based upon the General Partner's projection of distributions in excess of 12% totaling $13,093,674, Class Counsel would receive fees of $3,446,077. If the Partnership's debt is extended, the General Partner projects that there will be distributions in excess of 12% totaling $15,640,895, and that Class Counsel would receive fees of $4,019,201. See also "RISK FACTORS - Conflicts of Interest" which describes the circumstances under which the payment of the Equitable Class Fee Award will be accelerated.

         As discussed above, the equitable settlement provides that the Equitable Class Fee Award will be payable in a lump sum in the event a Change of Control, but only if the General Partner and Class Counsel agree that an annualized increase of 12% in the cash flow received by the limited partners relative to the cash flow which the General Partner projects would have been received by the General Partner commencing January 1, 2000 (if the Partnership were to be liquidated as contemplated by the Partnership Agreement) would have been attained absent the Change of Control. Class Counsel negotiated for this accelerated payment procedure to be triggered by a Change of Control because they did not want to risk deferring further receipt of their Equitable Class Fee Award in the event that a Change of Control altered the method or timing of payment of their Award. Class Counsel also did not want to risk being constrained to take some form of compensation other than cash in the event of a Change of Control. Accordingly, Class Counsel and defendants agreed that, in the event of a Change of Control, they both would analyze Class Counsel's entitlement to their Equitable Class Fee Award as if there was no Change of Control.

                                VOTING PROCEDURES

TIME OF VOTING AND RECORD DATE

         Limited partners holding units as of the Record Date (i.e., August 30, 2000) have until the Voting Deadline (i.e., November 10, 2000) to vote on the Amendments. If you approve of the Amendments, you need not do anything but can return a vote in favor if you wish.

         As of the Record Date, the following number of units were held of record by the number of limited partners indicated below:

                                          Number of Units Voting No Required for
Number of           Number of Units       the Partnership Not to Participate in
Limited Partners    Held of Record        Equitable Settlement
----------------    ---------------       --------------------------------------

  7,967                8,189,466                       4,094,733

         LIMITED PARTNERS WHO FAIL TO RETURN THE VOTING FORM WILL BE TREATED AS IF THEY HAD VOTED IN FAVOR OF THE AMENDMENTS. YOU NEED NOT RETURN THE FORM IF YOU APPROVE OF THE AMENDMENTS.

         The number of units entitled to vote against the Amendments is equal to the number of units held by limited partners of record at the Record Date. The Partnership Agreement presently gives the limited partners the power, only by affirmative vote, to approve each individual Amendment. However, as structured in the equitable settlement, unless limited partners holding 50% or more of the units vote against one or more of the Amendments, (in which event the Partnership will not participate in the settlement), approval of the Amendments is in the sole discretion of the court.

NO VOTE

         Limited partners that wish to vote against the Amendments must send their Voting Form (attached as Appendix D), indicating to which Amendment(s) they object, Gilardi & Co., 1115 Magnolia Avenue, Larkspur, CA 94977, as soon as possible but in no event later than the expiration of the Voting Deadline (November 10, 2000). The Voting Form must contain the name and address of the limited partner and the number of units so held, and the Amendment(s) to which they object. Limited partners also have the right to object to the settlement at or before the fairness hearing, whether or not they have submitted a Voting Form in connection with this solicitation statement.

         The General Partner recommends that limited partners not vote against the Amendments.

REVOCABILITY OF VOTE

         Limited partners may revoke their vote at any time prior to November 10, 2000, by mailing a revocation to the address above (which revocation must be received by the General Partner on or prior to such date).

NO APPRAISAL RIGHTS

         Neither  the   Partnership   Agreement   nor  state  law  provides  for
dissenters'  or  appraisal   rights  to  limited  partners  who  object  to  the
Amendments. Such rights, when they exist, give the holders of securities the right to surrender such securities for an appraised value in cash, if they oppose a merger or similar reorganization. No such right will be provided by the Partnership in connection with the Amendments.

INFORMATION SERVICES

         The General Partner and its officers, directors and employees may assist in providing information to limited partners in connection with any questions they may have with respect to this solicitation statement and the procedures to vote against the Amendments.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Partnership incorporates by reference its annual report on Form 10-K for the fiscal year ended December 31, 1999 and its quarterly report on Form 10-Q for the quarter ended June 30, 2000, which are delivered herewith.

                                   APPENDIX A

                             TEXT OF THE AMENDMENTS

AMENDMENT I - THE EXTENSION

         Section 10.01(e) of the Partnership Agreement for Fund VI will be amended to provide that an event of dissolution of the Fund shall occur when the General Partner determines that it is necessary to commence the liquidation of the Equipment (as defined in the Partnership Agreement) to complete the liquidation by January 1, 2007. Section 10.01(e) will be deleted and replaced in its entirety so that the introductory sentence (which will not change) and amended subsection (e) will read as follows:

                  "Events of Dissolution. The Partnership shall be dissolved and shall commence the orderly liquidation of its assets upon the first to occur of any of the following:

                                      * * *

                  (e) The determination by the General Partner that it is necessary to commence the liquidation of the Equipment in order for the liquidation of all the Equipment to be completed in an orderly and businesslike fashion prior to January 1, 2007."

AMENDMENT II - COMPENSATION INCREASE

         Section 2.05(h) of the Partnership Agreement for Fund VI will be amended to increase the limitations on the General Partner's Fees by 20% of the limitations presently stated in the Partnership Agreement so as to allow the General Partner to earn fees in excess of the compensatory limitations set forth in the Statement of Policy of the North American Securities Administrators Association, Inc. during the extended Reinvestment Period. Specifically, the first clause of the first sentence of section 2.05(h) will be deleted and replaced in its entirety as follows:

                  "Limitation of Fees. The General Partner shall not receive fees in excess of 120% of the following limitations which shall apply to the amount of Capital Contributions which must be committed to Investment in Equipment:"

AMENDMENT III - EXTENSION OF THE REINVESTMENT PERIOD

         Section 2.02 (r) of the Partnership Agreement for Fund VI will be amended to allow the General Partner to reinvest such amounts through 2004. Specifically, Section 2.02(r) will be amended by deleting only the language that states "for six years after the year which includes the Funding Date" and replacing such language with "until December 31, 2004".

AMENDMENT IV - THE REPURCHASE

         Section 6.11 of the Partnership Agreement for Fund VI is amended to allow repurchase by the Partnership of up to 10% of its outstanding units at 80% of net asset value in accordance with the terms of the settlement stipulation and the Repurchase Protocol which is Exhibit C to the stipulation. Section 6.11 will be amended by adding the following language at the end of the section:

                  "Notwithstanding any terms of the preceding paragraph, from August 30,2000 forward the following terms of Section 6.11 will govern and control all Limited Partners' and the General Partner's rights and obligations regarding repurchase of outstanding Units. The Partnership will repurchase up to 10% of the then total outstanding Units as of August 30, 2000 ("Outstanding Units"). Any Unitholder that intends to submit for repurchase some or all of his, her or its Units must indicate this intention on the Request to Repurchase Form that has been mailed to the Limited Partners along with the Equitable Settlement Hearing Notice and this solicitation statement. The repurchase price for each Unit shall be determined as follows: the Net Asset Value of the Partnership (defined below) as of the fiscal quarter immediately preceding December 11, 2000 will be divided by the number of Outstanding Units to determine the Net Asset Value per Unit. The Net Asset Value per Unit will be multiplied by 80% to determine the repurchase price per Unit (the "Repurchase Price"). The repurchase of Units will be completed no later than the end of the fiscal quarter following the fiscal quarter during which the United States District Court for the Southern District of Alabama enters an order granting final approval of the Equitable Class Action Settlement. If the Unitholders request the Partnership to repurchase more than 10% of its Units, the Partnership will repurchase up to 10% of the Units, pro-rata based on the number of Units offered for repurchase, or as close to a pro-rata basis as is reasonably possible. Any such pro-rata allocation adjustments will be determined by the Claims Administrator who will give priority according to the order of preference for each category set forth below in this paragraph. To the extent that the demand in any category would exhaust the 10% number then all Unitholders in that category will have their Units repurchased on a pro rata basis, rounded up to the nearest whole Unit, and the Unitholders in the remaining categories will not have the option of having their Units repurchased. The order of preferences is: (1) Units owned by estates, IRAs and Qualified Plans which were purchased as part of the initial offering; (2) Units owned by Limited Partners which were purchased as part of the initial offering; (3) Units owned by Limited Partners which were purchased after the initial offering; (4) Units owned by Unitholders which were purchased after the initial offering. In the event that the total number of Units requested to be repurchased exceeds 10% of the Partnership's Units, the General Partner will have the option, but not the obligation, to purchase these excess Units with its own monies and on its own behalf."

                  "Net Asset Value" of the Partnership means the value of all Equipment owned by the Partnership and as determined by the General Partner (and subject to consultation with Class Counsel's valuation expert) plus any cash, uncollected receivables and any other assets, less accounts payable, debts and other liabilities of the Fund as of the fiscal quarter immediately preceding the repurchase date."

AMENDMENT V - ENABLING AMENDMENTS

         Article XVIII of the Partnership Agreement for Fund VI will be amended to provide: (a) that the limited partners may amend the Partnership Agreement to make all amendments necessary to this equitable settlement, including amendments to Section 10.01 thereof; and (b) that any such amendment may be made by approval of a Majority in Interest as provided for in amended Article XV, below.
Article XVIII shall remain the same except that the first provision of the second paragraph will be deleted and replaced in its entirety as follows:

                  "[P]rovided, however that the Limited Partners may not amend this Agreement to extend the Partnership term or to change the provisions of Section 10.03;"

Additionally, a new paragraph will be added at the end of Article XVIII as follows:

                  "Approval of a Majority in Interest to all amendments of this Agreement necessary to effectuating the Equitable Class Settlement shall be deemed to have been given if less than half of the Units held by Limited Partners vote against any such amendment proposed by the September 10, 2000 solicitation statement, as provided for in amended Article XV of this Agreement."

AMENDMENT VI - ACTIONS BY LIMITED PARTNERS

         Article XV of the Partnership Agreement for Fund VI will be amended to provide that written consent of the limited partners respecting any matters in connection with the equitable settlement shall be deemed to have been given unless limited partners holding more than one half of the units vote against any such matter. Article XV will be amended to add the following language to the end of the fourth paragraph of Article XV:

                  "Provided, however, that effective written consent by a Majority in Interest of the Limited Partners to any proposed action set forth in the September 10, 2000 solicitation statement and in connection with the Equitable Class Settlement, shall be deemed to have been given, unless Limited Partners holding more than half of the outstanding Units in such Limited Partnership vote against any such action."

AMENDMENT VII - DISPUTES AND RESOLUTIONS

         Article XIV of the Partnership Agreement for Fund VI will be amended to provide that all disputes relating to, or arising out of this settlement, shall be subject to the court's continuing jurisdiction over the interpretation and administration of this settlement and all the settlement documents incorporated herein. Article XIV will be amended by adding the following language to the end of the paragraph:

                  "Provided, however, that any and all disputes relating to or arising out of the Equitable Class Action Settlement approved by the Federal District Court for the Southern District of Alabama by final order, including all issues pertaining to the interpretation and administration of the Stipulation of Settlement and all its exhibits, shall be subject to the continuing and exclusive jurisdiction of the Federal District Court for the Southern District of Alabama."




                                                       APPENDIX B

                                                 FINANCIAL ASSUMPTIONS

                                               Liquidation as of December 31, 1999

                                                           Total Dollars                           Estimated
                                                                                                   Value per
                                                                                                        Unit
COMPONENTS OF OPERATING CASH FLOW<F1>1
Interest Income                                                        -                                 -
Interest Expense                                            $ (1,495,969)                            -$0.18
Scheduled Debt Payment                                                 -                                 -
Prepayment of Debt                                          $(30,000,000)                            -$3.66
Distributions to General Partner                            $   (801,963)                            -$0.10
Other                                                       $    792,920                              $0.10
                                                              ----------                              -----
                                                            $ 31,505,012                              $3.85

SALES PROCEEDS BY EQUIPMENT TYPE<F2>2
Aircraft                                                    $ 34,242,608                              $4.18
Containers                                                  $ 14,307,577                              $1.75
Railcars                                                    $ 13,833,259                              $1.69
Trailers                                                    $  5,140,927                              $0.63
Vessels
         Gross Proceeds             $ 21,583,120                                                          -
         Brokers Fees               $   (485,620)                                                         -
         Net Proceeds                                       $ 21,097,500                              $2.58
Redeployed (from Aircraft and Vessels)                                                                    -
                                                                       -
                                                            $ 88,621,872                             $10.82

Estimated Total Cash Flow                                   $ 57,116,859
Estimated Value of a Unit                                                                             $6.97

--------------------------
<F1>
1 Fourth quarter 1999 cash flow items (revenues and expenses) following sale of equipment relating to operation and liquidation of the Partnership, including fees for prepayment of debt.
<F2>
2 Assumes hypothetical liquidation as of September 30, 1999.



                                                   Liquidation as of January 1, 2002

                                                           Total Dollars                           Estimated
                                                                                                     Present
                                                                                                  Value* per
                                                                                                        Unit
OPERATING REVENUES BY EQUIPMENT TYPE
(Net of Direct Expenses)
Aircraft                                                    $  9,340,316                             $1.02
Containers                                                  $ 10,039,404                             $1.09
Railcars                                                    $  5,376,127                             $0.58
Trailers                                                       1,920,689                             $0.21
Vessels                                                     $  3,587,733                             $0.40
Redeployed (from Aircraft and Vessels)                                 -                                 -
                                                           -------------                            -------
                                                            $ 30,264,269                             $3.30

COMPONENTS OF OPERATING CASH FLOW
Interest Income                                             $    356,656                             $0.04
Interest Expense                                            $ (4,304,298)                           -$0.46
Management Fees                                             $ (2,158,929)                           -$0.24
Other                                                       $ (2,535,859)                           -$0.13
                                                             ------------                           -------
                                                            $ (8,642,430)                           -$0.79


NON OPERATING CASH FLOW
Aircraft Reserves                                                      -                                 -
Dry Dock                                                    $ (1,125,000)                           -$0.12
                                                            -------------                          --------
                                                            $ (1,125,000)                           -$0.12
SALES PROCEEDS BY EQUIPMENT TYPE
Aircraft                                                    $ 32,444,458                             $3.30
Containers                                                  $ 15,774,146                             $1.57
Railcars                                                    $ 12,978,058                             $1.28
Trailers                                                    $  3,165,397                             $0.32
Vessels
         Gross Proceeds             $ 20,879,795                                                         -
         Brokers Fees               $   (469,795)                                                        -
         Net Proceeds                                       $ 20,410,000                             $2.24
Redeployed (from Aircraft and Vessels)                                                                   -
                                                                       -
                                                            $ 84,772,059                             $8.71
EQUIPMENT PURCHASES
Cost of Equipment                                           $   (800,000)                           -$0.10
Fees on Equipment Purchases                                            -                                 -
                                                         -----------------                        ---------
                                                            $   (800,000)                           -$0.10
DEBT and  FEES
Debt Payments                                               $(30,000,000)                           -$2.97
Redemptions of Units                                                   -                                 -
Class Counsel Fees                                                     -                                 -
Distributions to General Partner                            $ (1,762,825)                           -$0.19
                                                          ----------------                        ---------
                                                            $(31,762,825)                           -$3.16


Estimated Total Cash Flow                                   $ 72,706,072
Estimated Present Value of a Unit                                                                    $7.84
*Discounted at 11.1%





                                                   Liquidation as of January 1, 2007
                                                       (no renegotiation of debt)

                                                           Total Dollars                           Estimated
                                                                                                     Present
                                                                                                  Value* per
                                                                                                        Unit
OPERATING REVENUES BY EQUIPMENT TYPE (Net of Direct
Expenses)
Aircraft                                                    $ 25,181,666                             $2.51
Containers                                                  $ 28,675,265                             $2.79
Railcars                                                    $ 18,202,029                             $1.72
Trailers                                                    $  4,665,609                             $0.47
Vessels                                                     $  3,633,431                             $0.43
Redeployed (from Aircraft and Vessels)                      $ 14,043,600                             $1.28
                                                            ------------                             -----
                                                            $ 94,401,599                             $9.22

COMPONENTS OF OPERATING CASH FLOW
Interest Income                                             $    636,946                             $0.06
Interest Expense                                            $ (6,030,000)                           -$0.68
Management Fees                                             $ (6,497,692)                           -$0.63
Other                                                       $ (4,557,040)                           -$0.33
                                                            -------------                           ------
                                                            $(16,447,786)                           -$1.58


NON OPERATING CASH FLOW
Aircraft Reserves                                           $  3,605,546                             $0.37
Dry Dock                                                    $   (250,000)                           -$0.03
                                                             -----------                            ------
                                                            $  3,355,546                             $0.34
SALES PROCEEDS BY EQUIPMENT TYPE
Aircraft                                                    $ 28,864,230                             $2.34
Containers                                                  $ 12,680,760                             $0.90
Railcars                                                    $ 10,975,823                             $0.72
Trailers                                                    $  2,040,397                             $0.17
Vessels
         Gross Proceeds             $ 20,879,795                                                        -
         Brokers Fees               $   (469,795)                                                        -
         Net Proceeds                                       $ 20,410,000                             $2.45
Redeployed (from Aircraft and Vessels)                      $  5,340,000                             $0.35
                                                             -----------                             -----
                                                            $ 80,311,210                             $6.93
EQUPMENT PURCHASES
Cost of Equipment                                           $(13,523,008)                           -$1.66
Fees on Equipment Purchases                                 $ (2,073,648)                           -$0.25
                                                            -------------                           ------
                                                            $(15,596,656)                           -$1.91
DEBT and  FEES
Debt Payments                                               $(30,000,000)                           -$2.98
Redemptions of Units                                        $ (5,146,691)                           -$0.64
Class Counsel Fees                                          $ (3,446,077)                           -$0.22
Distributions to General Partner                            $ (5,371,557)                           -$0.44
                                                            -------------                           ------
                                                            $(43,964,325)                           -$4.28

Estimated Total Cash Flow                                   $102,059,589
Estimated Present Value of a Unit                                                                    $8.72
       *Discounted at 11.1%





                                                         Liquidation as of January 1, 2007
                                                             (with debt renegotiation)

                                                           Total Dollars                           Estimated
                                                                                                     Present
                                                                                                  Value* per
                                                                                                        Unit
OPERATING REVENUES BY EQUIPMENT TYPE (Net of Direct
Expenses)
Aircraft                                                    $ 25,181,666                             $2.51
Containers                                                  $ 28,675,265                             $2.79
Railcars                                                    $ 18,202,029                             $1.72
Trailers                                                    $  4,665,609                             $0.47
Vessels                                                     $  3,633,431                             $0.43
Redeployed (from Aircraft and Vessels)                      $ 27,941,100                             $2.42
                                                            ------------                             -----
                                                            $108,299,099                            $10.35

COMPONENTS OF OPERATING CASH FLOW
Interest Income                                             $  1,048,161                             $0.09
Interest Expense                                            $(14,715,000)                           -$1.41
Management Fees                                             $ (7,192,567)                           -$0.69
Other                                                       $ (4,795,613)                           -$0.47
                                                            -------------                           ------
                                                            $(25,655,019)                           -$2.48

NON OPERATING CASH FLOW
Aircraft Reserves                                           $  3,605,546                             $0.37
Dry Dock                                                    $   (250,000)                           -$0.03
                                                             -----------                             ------
                                                            $  3,355,546                             $0.34
SALES PROCEEDS BY EQUIPMENT TYPE
Aircraft                                                    $ 28,864,230                             $2.34
Containers                                                  $ 12,680,760                             $0.90
Railcars                                                    $ 10,975,823                             $0.72
Trailers                                                    $  2,040,397                             $0.17
Vessels
         Gross Proceeds             $ 20,879,795                                                        -
         Brokers Fees               $   (469,795)                                                        -
         Net Proceeds                                       $ 20,410,000                             $2.45
Redeployed (from Aircraft and Vessels)                      $ 14,630,000                             $0.95
                                                            ------------                             -----
                                                            $ 89,601,210                             $7.53
EQUIPMENT PURCHASES
Cost of Equipment                                           $(28,523,008)                           -$3.21
Fees on Equipment Purchases                                 $ (2,898,648)                           -$0.33
                                                            -------------                            ------
                                                            $(31,421,656)                           -$3.54
DEBT and  FEE
Debt Payments                                               $(30,000,000)                           -$2.06
Redemptions of Units                                        $ (5,146,691)                           -$0.64
Class Counsel Fees                                          $ (4,019,201)                           -$0.25
Distributions to General Partner                            $ (5,250,664)                           -$0.45
                                                            -------------                           ------
                                                            $(44,416,556)                           -$3.40
Estimated Total Cash Flow                                   $ 99,762,624
Estimated Present Value of a Unit                                                                    $8.81

               *Discounted at 11.1%


                                   APPENDIX C

                        BALANCE SHEETS OF GENERAL PARTNER


                          INDEPENDENT AUDITORS' REPORT





The Board of Directors and Shareholder
PLM Financial Services, Inc.


We have audited the accompanying consolidated balance sheet of PLM Financial Services, Inc. and subsidiaries (the Company), a subsidiary of PLM International, Inc. (the Parent), as of December 31, 1999, and the related consolidated statement of income, changes in shareholder's equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As more fully described in Notes 1 and 10, the Company has significant transactions with its Parent and affiliates.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of PLM Financial Services, Inc. and subsidiaries as of December 31, 1999, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.





/s/ KPMG LLP
SAN FRANCISCO, CALIFORNIA
March 15, 2000



                                              PLM FINANCIAL SERVICES, INC.
                                               CONSOLIDATED BALANCE SHEET
                                                As of December 31, 1999
                                    (in thousands of dollars, except share amounts)






                                                        ASSETS
Cash and cash equivalents                                                                 $     13,276
Restricted cash                                                                                    988
Receivables (net of allowance for doubtful accounts
  of $49 at December 31, 1999)                                                                     764
Receivables net, from affiliated entities                                                        2,962
Equity interest in affiliates                                                                   18,145
Other assets, net                                                                                1,055
                                                                                         ----------------

  Total assets                                                                            $     37,190
                                                                                         ================

                                          LIABILITIES AND SHAREHOLDER'S EQUITY

Liabilities:
  Senior secured notes                                                                    $     20,679
  Accounts payable                                                                                 436
  Other accrued expenses                                                                           884
  Deferred income taxes                                                                          1,313
                                                                                          ----------------
    Total liabilities                                                                           23,312
                                                                                          ----------------

Shareholder's Equity:
  Preferred stock (20,000 shares authorized, none outstanding as of December 31, 1999)
  Common stock (10 million shares authorized,
    1,000 shares issued and outstanding at paid-in amount)                                      10,959
  Retained earnings                                                                              2,919
                                                                                          -----------------
    Total shareholder's equity                                                                  13,878
                                                                                          -----------------

Total liabilities and shareholder's equity                                                $     37,190
                                                                                         ==================







                           See   accompanying   notes  to   these   consolidated financial statements.





                                              PLM FINANCIAL SERVICES, INC.
                                            CONSOLIDATED STATEMENT OF INCOME
                                              Year Ended December 31, 1999
                                               (in thousands of dollars)







       Revenues
       Management fees                                                        $    8,167
       Acquisition and lease negotiation fees                                      1,354
       Partnership interests and other fees                                          658
       Operating leases                                                            3,598
       Other                                                                       1,271
                                                                              ---------------
         Total revenue                                                            15,048
                                                                              ---------------

       Costs and expenses
       Operations support                                                          3,412
       General and administrative                                                  4,758
       Depreciation and amortization                                               1,181
                                                                              --------------
         Total costs and expenses                                                  9,351
                                                                              --------------

       Operating income                                                            5,697

       Interest expense                                                           (2,304)
       Interest income                                                                67
                                                                              --------------

       Income before income taxes                                                  3,460

       Provision for income taxes                                                  1,392
                                                                              --------------

       Net income                                                             $    2,068
                                                                              ==============










                           See   accompanying   notes  to   these   consolidated financial statements.




                                              PLM FINANCIAL SERVICES, INC.
                               CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY
                                          For the Year Ended December 31, 1999
                                               (in thousands of dollars)




                                                                                                       Total
                                                                    Common         Retained        Shareholder's
                                                                    Stock          Earnings           Equity
                                                                ----------------------------------------------------


  Balances, December 31, 1998                                   $     10,959   $          851   $          11,810

  Net income                                                               -            2,068               2,068
                                                                -----------------------------------------------------

  Balances, December 31, 1999                                   $     10,959   $        2,919   $          13,878
                                                                ====================================================










                           See   accompanying   notes  to   these   consolidated financial statements.


                                              PLM FINANCIAL SERVICES, INC.
                                          CONSOLIDATED STATEMENT OF CASH FLOWS
                                          For the Year Ended December 31, 1999
                                               (in thousands of dollars)



Operating activities
Net income                                                                      $     2,068
Adjustments to reconcile net income to net cash
  provided by (used in) operating activities:
   Depreciation and amortization                                                      1,181
   Loss on disposition of assets                                                          4
   Reduction of residual value interests                                                958
   Amortization of offering costs                                                     2,835
   Increase in receivables                                                             (128)
   Increase in receivables from affiliated entities                                     (18)
   Decrease in other assets                                                              49
   Increase in accounts payable                                                         656
   Decrease in other accrued expenses                                                  (233)
   Decrease in payable to Parent                                                       (509)
   Deferred income tax                                                               (1,892)
                                                                                ----------------------
      Net cash provided by operating activities                                       4,971
                                                                                --------------

Investing activities
Purchase of transportation equipment and capitalized improvements                      (248)
Sale of transportation equipment                                                     16,412
Purchase of assets held for sale                                                    (21,805)
Proceeds from the sale of assets held for sale                                       21,805
Purchase of property, plant, and equipment                                             (462)
                                                                                --------------
      Net cash used in investing activities                                          15,702
                                                                                --------------

Financing activities
Decrease in restricted cash                                                             123
Borrowings under warehouse credit facility                                           46,608
Repayment under warehouse credit facility                                           (46,608)
Repayment of senior secured notes                                                    (7,520)
                                                                                --------------
      Net cash used in financing activities                                          (7,397)
                                                                                --------------

Net increase in cash and cash equivalents                                            13,276
Cash and cash equivalents at beginning of year                                           --
                                                                                --------------
Cash and cash equivalents at end of year                                        $    13,276
                                                                                ==============

Supplemental information - cash paid during the year for:
Interest                                                                        $     2,541
                                                                                ==============
Income taxes (Notes 1 and 9)                                                    $     1,392
                                                                                ==============

                                                                                ==============

See accompanying notes to these consolidated financial statements.


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

In the opinion of management, the accompanying consolidated financial statements contain all necessary adjustments, consisting primarily of normal recurring accruals, to present fairly the results of operations, financial position, changes in shareholder's equity, and cash flows of PLM Financial Services, Inc. and its wholly-owned subsidiaries (FSI or the Company). The subsidiaries are:
PLM Transportation Equipment Corporation (TEC) and its subsidiary, TEC Acquisub, Inc. (TEC Acquisub); and PLM Investment Management, Inc. (IMI). All significant intercompany accounts and transactions among the consolidated group have been eliminated.

On February 1, 1988, the capital stock of FSI, PLM Railcar Management Services, Inc., Transportation Equipment Management, Inc., and the transportation equipment and other assets, subject to related liabilities, of 21 public partnerships (PLM Transportation Equipment Partners I through VIIA and VIII) sponsored by FSI were acquired by PLM International, Inc., (PLM International, PLMI, or the Parent) a newly formed Delaware corporation, in return for its stock, cash, and contingent cash rights to additional cash. As a result of this exchange (Consolidation), FSI became a wholly-owned subsidiary of PLM International.

These financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles. This requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

EQUIPMENT

Trailer equipment held for operating lease is stated at cost. Depreciation is computed on the straight-line method down to the equipment's estimated salvage value, utilizing the estimated useful lives between 10 to 12 years. Salvage values for trailer equipment are 20% of original equipment cost.

In accordance with Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," the Company reviews the carrying value of its equipment at least quarterly and whenever circumstances indicate that the carrying value of an asset may not be recoverable. If projected undiscounted future cash flows and fair values are lower than the carrying value of the equipment, a loss on revaluation is recorded based upon the estimated fair value of the asset. There were no losses on revaluations of equipment recorded during 1999.

Repairs and maintenance costs are usually the obligation of the Company. Repair and maintenance expenses were $0.2 million for 1999.

INVESTMENT  IN  AND  MANAGEMENT  OF  EQUIPMENT   GROWTH  FUNDS,   OTHER  LIMITED
PARTNERSHIPS, AND PRIVATE PLACEMENTS

FSI earns revenues in connection with the management of the limited partnerships and private placement programs. Equipment acquisition and lease negotiation fees are generally earned through the purchase and initial lease of equipment, and are generally recognized as revenue when the Company completes substantially all of the services required to earn the fees, typically when binding commitment agreements are signed.

INVESTMENT  IN  AND  MANAGEMENT  OF  EQUIPMENT   GROWTH  FUNDS,   OTHER  LIMITED
PARTNERSHIPS, AND PRIVATE PLACEMENTS (CONTINUED)

Management   fees  are  earned  for  managing  the  equipment   portfolios   and
administering investor programs as provided for in various agreements, and are recognized as revenue as they are earned.

As compensation for organizing a partnership investment program, the Company was granted an interest (between 1% and 5%) in the earnings and cash distributions of the program, in which PLM Financial Services, Inc. (FSI) is the General Partner. The Company recognizes as partnership interests its equity interest in the earnings of the partnerships, after adjusting such earnings to reflect the effect of allocations of the programs' gross income allowed under the respective partnership agreements.

The Company also recognizes as income its interest in the estimated net residual value of the assets of the partnerships as they are purchased. The amounts recorded are based on management's estimate of the net proceeds to be distributed upon disposition of the partnerships' equipment at the end of the respective partnerships. As assets are purchased by the partnerships, these residual value interests are recorded in other fees at the present value of the Company's share of estimated disposition proceeds. FSI has not recorded any such residual income since 1997 at which point the partnerships had invested all original capital. Special distributions received by the Company resulting from the sale of equipment are treated as recoveries of its equity interest in the partnership until the recorded residual is eliminated. Any additional distributions received are treated as residual interest income.

FSI is also entitled to reimbursement from the investment programs for providing certain administrative services.

In accordance with certain investment program and partnership agreements, the Company received reimbursement for offering costs incurred during the offering period. The reimbursement was between 1.5% and 3% of the equity raised. In the event offering costs incurred by the Company, as defined by the partnership agreement, exceeded amounts allowed, the excess costs were capitalized as an additional investment in the related partnership and are being amortized until the projected start of the liquidation phase of the partnership. These additional investments are reflected as equity interest in affiliates in the accompanying consolidated balance sheets.

INVESTMENT IN AND MANAGEMENT OF LIMITED LIABILITY COMPANY

From May 1995 through May 1996, Professional Lease Management Income Fund I, LLC (Fund I), a limited liability company with a no front-end fee structure, was offered as an investor program. The Company serves as the Manager for the program. No compensation was paid to FSI or any of its subsidiaries for the organization and syndication of interests, the acquisition of equipment, the negotiation of leases, or the placement of debt. FSI funded the costs of syndication and offering through the use of operating cash and has capitalized these costs as its investment in Fund I. The Company is amortizing its investment in Fund I over eight years to the beginning of the liquidation period of Fund I in 2003.

In return for its investment, FSI is generally entitled to a 15% interest in the cash distributions and earnings of Fund I, subject to certain allocation provisions. FSI's interest in the cash distributions and earnings of Fund I will increase to 25% after the investors have received distributions equal to their invested capital. FSI is entitled to monthly fees for equipment management services and reimbursement for providing certain administrative services.

FSI also recognizes as income its interest in the estimated net residual value of the assets of Fund I purchased with the proceeds from the offering of the Fund. The amounts recorded are based on management's estimate of the net proceeds to be distributed upon disposition of the program's equipment at the end of the program. As assets are purchased by Fund I, these residual value interests are recorded in partnership interests and other fees at the present value of FSI's share of estimated disposition proceeds. Special distributions resulting from the sale of equipment received by FSI are treated as recoveries of its equity interest in the program until the recorded residual is eliminated. Any additional distributions received are treated as residual interest income.

RESIDUAL INTERESTS

The Company has residual interests in equipment owned by the managed programs, which are recorded as equity interest in affiliates. As required by FASB
Technical Bulletin 1986-2, the discount on the Company's residual value interests in the equipment owned by the managed programs is not accreted over the holding period. Residual interests in equipment on finance leases are included in investment in direct finance leases, net. The Company reviews the carrying value of its residual interests quarterly or whenever circumstances indicate that the carrying value of an asset may not be recoverable in relation to expected future market values for the equipment in which it holds residual interests for the purpose of assessing recoverability of recorded amounts.

INCOME TAXES

The Company recognizes income tax expense using the liability method. Deferred taxes are recognized for tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. FSI is included in the consolidated federal and certain combined state income tax returns of PLM International. FSI provides income tax expense using a combined federal and state tax rate applied to pre-tax earnings. FSI's tax provision is calculated on a separate return basis. The current provision of $1.4 million for 1999 was paid to PLM International.

Deferred income taxes arise primarily because of differences in the timing of reporting transportation equipment depreciation, partnership income, and certain reserves for financial statement and income tax reporting purposes.

CASH AND CASH EQUIVALENTS

The Company considers highly liquid investments readily convertible into known amounts of cash with original maturities of 90 days or less as cash equivalents.

2.   RESTRICTED CASH

Restricted cash consists of a collateral account subject to withdrawal restrictions per the senior secured notes agreement. The agreement requires substantially all management fees, acquisition and lease negotiation fees, data processing fees, and partnership distributions to be deposited into a collateral bank account, to the extent required to meet certain debt requirements or to reduce the outstanding note balance (refer to Note 8).

Management fees can be withdrawn from the account monthly if the collateral account amount is at certain defined levels. All of the cash is released quarterly when the principal and interest payment is made.

3.   ASSETS HELD FOR SALE

During 1999, the Company purchased and sold $21.8 million in marine containers to affiliated programs at cost, which approximated their fair market value.

The Company had no equipment held for sale as of December 31, 1999.

4.   EQUITY INTEREST IN AFFILIATES

As of December 31, 1999, FSI was the General Partner or manager in 11 investment programs. Distributions of the programs are allocated as follows: 99% to the limited partners and 1% to the General Partner in PLM Equipment Growth Fund (EGF
I), PLM Passive Income Investors 1988, and PLM Passive Income Investors 1988-II; 95% to the limited partners and 5% to the General Partner in EGFs II, III, IV, V, VI, PLM Equipment Growth & Income Fund VII (EGF VII); 85% to the members and 15% to the manager in Professional Lease Management Income Fund I (Fund I). Net income is allocated to the General Partner subject to certain allocation provisions. FSI also receives a management fee on a per car basis at a fixed rate each month, plus an incentive management fee equal to 15% of "Net Earnings" over $750 per car per quarter from Covered Hopper Program 1979-1. The Company's interest in the cash distributions of Fund I will increase to 25% after the investors have received distributions equal to their invested capital.

Summarized   combined  financial  data  as  of  December  31,  1999,  for  these affiliates, reflecting straight-line depreciation, is as follows (in thousands of dollars and unaudited):

         Financial position at December 31, 1999:

    Cash and other assets                                            $   40,129
    Transportation equipment and other assets,
      net of accumulated depreciation of $163,926 in 1999               473,973
                                                                   -------------
        Total assets                                                     514,102
      Less liabilities, primarily long-term financings                   118,409
                                                                   -------------
          Partners' equity                                           $  395,693
                                                                   =============
  PLM International's share thereof,
      Recorded as equity interest in affiliates:                     $   18,145
                                                                   =============

  Revenue from equipment leases and other                    $   165,682
      Equipment depreciation                                     (68,650)
      Equipment operating expenses                               (14,605)
      Repairs and maintenance expenses                           (20,863)
      Interest expenses                                           (8,938)
      Minority interests                                          (8,403)
      Other costs and expenses                                   (16,387)
      Reduction in carrying value of certain assets              (10,397)
      Cumulative effect of accounting change                        (132)
                                                             --------------
          Net income before provision for income taxes       $    17,307
                                                             ==============
     FSI's share of partnership interestsand other fees
                                                             ==============
      Distributions received                                 $     4,448
                                                             ==============

Most of the limited partnership agreements contain provisions for allocations of the programs' gross income.

While none of the partners, including the general partner, are liable for partnership borrowings, and while the general partner maintains insurance against liability for bodily injury, death and property damage for which a partnership may be liable, the general partner may be contingently liable for nondebt claims against the partnership that exceed asset values.

5.   EQUIPMENT HELD FOR OPERATING LEASES

As of December 31, 1999, there was no transportation equipment held for operating leases. During 1999, the Company purchased trailers for $0.2 million, disposed of trailers of $16.4 million. During 1999, the Company had trailer equipment operated in short-term rental yards operated by PLM Rental Inc., a wholly owned subsidiary of PLM International, Inc., doing business as PLM Trailer Leasing. Per diem and short-term rentals consisting of utilization rate lease payments included in revenue amounted to approximately $1.9 million in 1999.

6.   OTHER ASSETS, NET

Other assets, net consists of the following as of December 31, 1999 (in thousands of dollars):

  Furniture, fixtures, and equipment, net of accumulated
    depreciation of $928                                      $      532
  Prepaid expenses                                                   328
  Software, net of accumulated amortization of $49                    98
  Loan fees, net of accumulated amortization of $135                  97
                                                              -----------
      Total other assets, net                                 $    1,055
                                                              ===========

7.   WAREHOUSE CREDIT FACILITY

This $24.5 million facility,  which is shared with Equipment Growth Fund VI (EGF
VI),  Equipment  Growth & Income Fund VII (EGFs  VII),  and  Professional  Lease
Management Income Fund I (Fund I), allows the Company to purchase equipment prior to its designation to a specific program or prior to obtaining permanent financing. Total borrowings for trailer equipment are limited to $12.0 million. Borrowings under this facility by the other eligible borrowers reduce the amount available to be borrowed by the Company. All borrowings under this facility are guaranteed by the Company. This facility provides 80% financing for assets. The Company can hold transportation assets under this facility for up to 150 days. Interest accrues at prime or LIBOR plus 162.5 basis points, at the option of the Company. The weighted-average interest rates on the

Company's warehouse credit facility was 6.72% for 1999. On December 10, 1999, the Company amended FSI's warehouse credit facility to extend the facility to June 30, 2000. As of December 31, 1999, the Company had no borrowings outstanding under this facility and there were no other borrowings outstanding under this facility by any other eligible borrower. As of March 17, 2000, the Company had no borrowings outstanding under this facility by other eligible borrowers. There were no other borrowings outstanding under this facility by other eligible borrowers. The Company believes it will be able to renew this facility on substantially the same terms upon its expiration.

8.   SENIOR SECURED NOTES AGREEMENT

The Company has a floating rate senior secured note agreement, which allowed the Company to draw down on this facility up to $27.0 million through June 1997. In 1998, the Company's senior secured notes agreement was amended, allowing the Company to borrow an additional $10.0 million under the facility. During 1999, the Company repaid $7.5 million on this facility. The facility bears interest at LIBOR plus 240 basis points. As of December 31, 1999, the Company had $20.7 million outstanding under this agreement. As of March 17, 2000, the Company had $18.8 million outstanding under this agreement. The Company has pledged substantially all of its future management fees, acquisition and lease negotiation fees, data processing fees, and partnership distributions as collateral to the facility. The facility required quarterly interest-only payments through August 15, 1997, with principal plus interest payments beginning November 15, 1997. Principal payments of $1.9 million are payable quarterly through termination of the loan on August 15, 2002.

The note agreement contains financial covenants related to net worth and ratios for leverage. In addition, there are restrictions on payment of dividends and certain investments, as defined. The Company is not in compliance with this covenant as virtually all of the pledged equipment are trailers. The lender has verbally waived this covenant and is expected to waive it in the future.

As of December 31, 1999, the Company estimates that the fair market value of the $20.7 million floating rate senior secured notes approximates the outstanding balance due to the floating rate of interest.

Scheduled principal payments on the senior secured notes are (in thousands of dollars):

                         2000         $      7,520
                         2001                7,520
                         2002                5,639
                                      -------------
                           Total      $     20,679
                                         ==========

9.   INCOME TAXES

The provision for income taxes for the year ended December 31, 1999 consists of the following (in thousands of dollars):

                               Federal         State         Total
                               -------------------------------------------

  Current                      $    2,606     $      678     $  3,284
  Deferred                         (1,523)          (369)      (1,892)
                              ===========================================
                               $    1,083     $      309     $  1,392
                              ===========================================

Amounts are based upon estimates and assumptions as of the date of this report and could vary significantly from amounts shown on the tax returns ultimately filed.

Components of the deferred tax benefit are as follows for the year ending December 31, 1999 (in thousands of dollars):



  Partnership income and other interests                           $    1,727
  Transportation equipment, principally differences in depreciation      (151)
  State taxes                                                             102
  Other                                                                   214
                                                                   =============
    Total                                                          $    1,892
                                                                   =============


The tax effects of temporary differences that give rise to significant portions of the deferred tax (assets) and liabilities as of December 31, 1999 are presented below (in thousands of dollars):


    Partnership interests                                          $    2,673
    Transportation equipment, principally differences in depreciation  (1,187)
    State taxes                                                          (295)
    Other                                                                 122
                                                                   =============
    Total deferred tax liabilities                                 $    1,313
                                                                   =============

Amounts reported on the federal and state income tax returns of FSI and subsidiaries are included in the consolidated tax returns filed by the Parent. The above amounts have been computed on a separate company basis.

Management has reviewed all established tax interpretations of items reflected in its consolidated tax returns and believes that these interpretations do not require valuation allowances as described in SFAS No. 109.

10.  TRANSACTIONS WITH AFFILIATES

PLM International and its various subsidiaries, including FSI, incur costs associated with management, accounting, legal, data processing, and other general and administrative activities. Direct costs are charged directly to the Company as incurred. Indirect costs are allocated among FSI, PLM International, and other subsidiaries of PLM International, using an allocation method that management believes is reasonable when compared to business activities.

FSI charged the investment programs for certain reimbursable expenses allowed for in the partnership agreements. FSI was reimbursed approximately $2.0 million for these expenses in 1999.

FSI directs cash transfers to and from PLM International and affiliates to reimburse expenses paid by one member of the group for the benefit of another. Income taxes, general and administrative expense allocations and cash advances between PLM International and FSI affect the net receivable/payable from/to Parent and affiliated entities.

11.      LITIGATION

PLM International, the Company and various of its wholly owned subsidiaries are named as defendants in a lawsuit filed as a purported class action in January 1997 in the Circuit Court of Mobile County, Mobile, Alabama, Case No. CV-97-251 (the Koch action). The named plaintiffs are six individuals who invested in PLM Equipment Growth Fund IV (Fund IV), PLM Equipment Growth Fund V (Fund V), PLM Equipment Growth Fund VI (Fund VI), and PLM Equipment Growth & Income Fund VII (Fund VII) (the Partnerships), each a California limited partnership for which the Company's wholly owned subsidiary, PLM Financial Services, Inc. (FSI), acts as the General Partner. The complaint asserts causes of action against all defendants for fraud and deceit, suppression, negligent misrepresentation, negligent and intentional breaches of fiduciary duty, unjust enrichment, conversion, and conspiracy. Plaintiffs allege that each defendant owed plaintiffs and the class certain duties due to their status as fiduciaries, financial advisors, agents, and control persons. Based on these duties, plaintiffs assert liability against defendants for improper sales and marketing practices, mismanagement of the Partnerships, and concealing such mismanagement from investors in the Partnerships. Plaintiffs seek unspecified compensatory damages, as well as punitive damages, and have offered to tender their limited partnership units back to the defendants.

In March 1997, the defendants removed the Koch action from the state court to the United States District Court for the Southern District of Alabama, Southern Division (Civil Action No. 97-0177-BH-C) (the court) based on the court's diversity jurisdiction. In December 1997, the court granted defendants motion to compel arbitration of the named plaintiffs' claims, based on an agreement to arbitrate contained in the limited partnership agreement of each Partnership. Plaintiffs appealed this decision, but in June 1998 voluntarily dismissed their appeal pending settlement of the Koch action, as discussed below.

In June 1997, the Company and the affiliates who are also defendants in the Koch action were named as defendants in another purported class action filed in the San Francisco Superior Court, San Francisco, California, Case No. 987062 (the Romei action). The plaintiff is an investor in Fund V, and filed the complaint on her own behalf and on behalf of all class members similarly situated who invested in the Partnerships. The complaint alleges the same facts and the same causes of action as in the Koch action, plus additional causes of action against all of the defendants, including alleged unfair and deceptive practices and violations of state securities law. In July 1997, defendants filed a petition (the petition) in federal district court under the Federal Arbitration Act seeking to compel arbitration of plaintiff's claims. In October 1997, the district court denied the Company's petition, but in November 1997, agreed to hear the Company's motion for reconsideration. Prior to reconsidering its order, the district court dismissed the petition pending settlement of the Romei action, as discussed below. The state court action continues to be stayed pending such resolution.

In February 1999 the parties to the Koch and Romei actions agreed to settle the lawsuits, with no admission of liability by any defendant, and filed a Stipulation of Settlement with the court. The settlement is divided into two parts, a monetary settlement and an equitable settlement. The monetary settlement provides for a settlement and release of all claims against defendants in exchange for payment for the benefit of the class of up to $6.6 million. The final settlement amount will depend on the number of claims filed by class members, the amount of the administrative costs incurred in connection with the settlement, and the amount of attorneys' fees awarded by the court to plaintiffs' attorneys. The Company will pay up to $0.3 million of the monetary settlement, with the remainder being funded by an insurance policy. For settlement purposes, the monetary settlement class consists of all investors, limited partners, assignees, or unit holders who purchased or received by way of transfer or assignment any units in the Partnerships between May 23, 1989 and June 29, 1999. The monetary settlement, if approved, will go forward regardless of whether the equitable settlement is approved or not.

The equitable settlement provides, among other things, for: (a) the extension (until January 1, 2007) of the date by which FSI must complete liquidation of the Partnerships' equipment, (b) the extension (until December 31, 2004) of the period during which FSI can reinvest the Partnerships' funds in additional equipment, (c) an increase of up to 20% in the amount of front-end fees (including acquisition and lease negotiation fees) that FSI is entitled to earn in excess of the compensatory limitations set forth in the North American Securities Administrator's Association's Statement of Policy; (d) a one-time repurchase by each of Funds V, VI and VII of up to 10% of that partnership's outstanding units for 80% of net asset value per unit; and (e) the deferral of a portion of the management fees paid to an affiliate of FSI until, if ever, certain performance thresholds have been met by the Partnerships. Subject to final court approval, these proposed changes would be made as amendments to each Partnership's limited partnership agreement if less than 50% of the limited partners of each Partnership vote against such amendments. The limited partners will be provided the opportunity to vote against the amendments by following the instructions contained in solicitation statements that will be mailed to them after being filed with the Securities and Exchange Commission. The equitable settlement also provides for payment of additional attorneys' fees to the plaintiffs' attorneys from Partnership funds in the event, if ever, that certain performance thresholds have been met by the Partnerships. The equitable settlement class consists of all investors, limited partners, assignees or unit holders who on June 29, 1999 held any units in Funds V, VI, and VII, and their assigns and successors in interest.

The court preliminarily approved the monetary and equitable settlements in June 1999. The monetary settlement remains subject to certain conditions, including notice to the monetary class and final approval by the court following a final fairness hearing. The equitable settlement remains subject to certain conditions, including: (a) notice to the equitable class, (b) disapproval of the proposed amendments to the partnership agreements by less than 50% of the limited partners in one or more of Funds V, VI, and VII, and (c) judicial approval of the proposed amendments and final approval of the equitable settlement by the court following a final fairness hearing. No hearing date is currently scheduled for the final fairness hearing. The Company continues to believe that the allegations of the Koch and Romei actions are completely without merit and intends to continue to defend this matter vigorously if the monetary settlement is not consummated.

The Company is involved as plaintiff or defendant in various other legal actions incidental to its business. Management does not believe that any of these actions will be material to the financial condition of the Company.

12.  SHAREHOLDER'S EQUITY

The  Company  has  20,000  shares  of  preferred  stock  authorized,   and  none
outstanding as of December 31, 1999.

The Company has 10 million shares of common stock authorized, and 1,000 shares issued and outstanding at paid-in amounts as of December 31, 1999. All 1,000 shares are owned by the Parent.

13.  OFF-BALANCE SHEET RISK AND CONCENTRATION OF CREDIT RISK

Off-Balance Sheet Risk: As of December 31, 1999, management believes the Company had no significant off balance-sheet risk.

Concentrations of Credit Risk: Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments and transactions with affiliated entities. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers and their dispersion across different business and geographic areas. The Company's involvement with management of the receivables from affiliated entities limits the amount of credit exposure from these entities.

As of December 31, 1999, management believes the Company had no significant concentrations of credit risk.

14.  PROFIT SHARING AND 401(k) PLAN

Since February 1996, the Company has participated in the PLM International, Inc. Profit Sharing and 401(k) Plan (the Plan). The Plan provides for deferred compensation as described in Section 401(k) of the Internal Revenue Code. The Plan is a contributory plan available to essentially all full-time employees of the Company. In 1999, employees who participated in the Plan could elect to defer and contribute to the trust established under the Plan up to 9% of pretax salary or wages up to $10,000. The Company matched up to a maximum of $4,000 of employees' 401(k) contributions in 1999 to vest in four equal installments over a four-year period. The Company's total 401(k) contribution was $0.1 million for 1999.

During 1999, the Parent accrued discretionary profit-sharing contributions equal to approximately 2% of pretax profit. Profit-sharing contributions are allocated equally among the number of eligible Plan participants. The Company's portion of the total profit-sharing contributions was $0.1 million for 1999.

15.  EFFECTS OF YEAR 2000

To date, the Company has not experienced any material Year 2000 issues with either its internally developed software or purchased software. In addition, to date the Company has not been impacted by any Year 2000 problems that may have impacted our customers and suppliers. The amount the Company has spent related to Year 2000 issues has not been material. The Company continues to monitor its systems for any potential Year 2000 issues.





                                              PLM FINANCIAL SERVICES, INC.
                                              CONSOLIDATED BALANCE SHEETS
                                               (in thousands of dollars)
                                                       UNAUDITED


                                                          ASSETS

                                                                                          March 31,         December 31,
                                                                                             2000                1999
                                                                                      --------------------------------------

Cash and cash equivalents                                                              $      8,199       $    13,276
Restricted cash                                                                                 645               988
Receivables (net of allowance for doubtful accounts
  of $34 at March 31, 2000 and $49 at December 31, 1999)                                        425               764
Receivables from affiliated entities                                                          4,248             2,962
Equity interest in affiliates                                                                18,165            18,145
Transportation equipment held for operating lease                                             2,454                --
  Less: accumulated depreciation                                                                (38)               --
                                                                                      ----------------------------------
                                                                                              2,416                --
Other assets, net                                                                               873             1,055
                                                                                      ----------------------------------

  Total assets                                                                         $     34,971       $    37,190
                                                                                      ==================================

                                           LIABILITIES AND SHAREHOLDER'S EQUITY

Liabilities:
  Senior secured notes                                                                 $     18,799       $    20,679
  Accounts payable                                                                              388               436
  Other accrued expenses                                                                        916               884
  Deferred income taxes                                                                         942             1,313
                                                                                      ----------------------------------
    Total liabilities                                                                        21,045            23,312
                                                                                      ----------------------------------
Shareholder's Equity:
  Preferred stock, 20,000 shares authorized, none outstanding                                    --                --
  Common stock, 10 million shares authorized,
    1,000 shares issued and outstanding at paid-in amount                                    10,959            10,959
  Retained earnings                                                                           2,967             2,919
                                                                                      ----------------------------------
    Total shareholder's equity                                                               13,926            13,878
                                                                                      ----------------------------------

Total liabilities and shareholder's equity                                             $     34,971       $    37,190
                                                                                      ==================================








                           See   accompanying   notes  to   these   consolidated financial statements.





                                     PLM FINANCIAL SERVICES, INC. AND SUBSIDIARIES
                                           CONSOLIDATED STATEMENTS OF INCOME
                                          For the Three Months Ended March 31,
                                               (in thousands of dollars)
                                                       UNAUDITED

                                                                                                   2000         1999
                                                                                               ---------------------------
       Revenues:
         Management fees                                                                        $    1,984    $   2,153
         Partnership interests and other fees                                                          281          290
         Acquisition and lease negotiation fees                                                         19          461
         Operating lease income                                                                         76          912
         Other                                                                                         330          351
                                                                                               ----------------------------
            Total revenues                                                                           2,690        4,167
                                                                                               ----------------------------
       Costs and expenses:
         Operations support                                                                            757          871
         General and administrative                                                                  1,298        1,053
         Depreciation and amortization                                                                 132          417
                                                                                               ---------------------------
           Total costs and expenses                                                                  2,187        2,341
                                                                                               ---------------------------

       Operating income                                                                                503        1,826

       Interest expense                                                                               (431)        (587)
       Interest income                                                                                  13           24
                                                                                               ----------------------------

       Income before income taxes                                                                       85        1,263

       Provision for income taxes                                                                       37          518
                                                                                               ----------------------------

       Net income                                                                               $       48    $     745
                                                                                               ============================












                           See   accompanying   notes  to   these   consolidated financial statements.





                                     PLM FINANCIAL SERVICES, INC. AND SUBSIDIARIES
                                     CONSOLIDATED STATEMENT OF SHAREHOLDER'S EQUITY
                     For the Year Ended  December 31, 1999 and the Three  Months Ended March 31, 2000
                                               (in thousands of dollars)
                                                       UNAUDITED



                                                                                      Total
                                                  Common         Retained         Shareholder's
                                                   Stock         Earnings            Equity
                                              -------------------------------------------------------


  Balances, December 31, 1998                  $     10,959    $        851     $         11,810

  Net income                                              -           2,068                2,068
                                              -------------------------------------------------------

  Balances, December 31, 1999                        10,959           2,919               13,878

  Net income                                              -              48                   48
                                               ------------------------------------------------------
  Balances, March 31, 2000                     $     10,959    $      2,967     $         13,926
                                               ======================================================



















                           See   accompanying   notes  to   these   consolidated financial statements.




                                              PLM FINANCIAL SERVICES, INC.
                                          CONSOLIDATED STATEMENT OF CASH FLOWS
                                          For the Three Months Ended March 31,
                                               (in thousands of dollars)
                                                       UNAUDITED



                                                                                      2000             1999
                                                                                ---------------------------------
Operating activities
Net income                                                                      $            48    $       745
Adjustments to reconcile net income to net cash
  provided by (used in) operating activities:
   Depreciation and amortization                                                            132            417
   Equity income (less than) in excess of cash received                                    (244)            82
   Amortization of goodwill related to the investment programs                              224            709
   Decrease (increase) in receivables, net                                                  339            (65)
   (Increase) decrease in receivables from affiliated entities                           (1,286)           178
   Decrease in other assets                                                                  90            170
   Decrease in accounts payable                                                             (48)           (11)
   Increase in other accrued expenses                                                        32              5
   Decrease in payable to Parent                                                             --           (509)
   Deferred income tax                                                                     (371)          (364)
                                                                                ---------------------------------
      Net cash (used in) provided by operating activities                                (1,084)         1,357
                                                                                ---------------------------------
Investing activities
Purchase of transportation equipment and capitalized improvements                        (2,454)          (138)
Sale of transportation equipment                                                             --          2,372
Purchase of assets held for sale                                                             --        (13,801)
Proceeds from the sale of assets held for sale                                               --          6,960
Purchase of property, plant, and equipment                                                   (2)          (378)
                                                                                ---------------------------------
      Net cash used in investing activities                                              (2,456)        (4,985)
                                                                                ---------------------------------

Financing activities
Decrease (increase) in restricted cash                                                      343           (371)
Borrowings under warehouse credit facility                                                1,200         17,126
Repayment under warehouse credit facility                                                (1,200)        (5,855)
Repayment of senior secured notes                                                        (1,880)        (1,880)
                                                                                ---------------------------------
      Net cash (used in) provided by financing activities                                (1,537)         9,020
                                                                                ---------------------------------

Net (decrease) increase in cash and cash equivalents                                     (5,077)         5,392
Cash and cash equivalents at beginning of year                                           13,276             --
                                                                                ==================================
Cash and cash equivalents at end of period                                      $         8,199    $      5,392
                                                                                ==================================





                           See   accompanying   notes  to   these   consolidated financial statements.


1.   GENERAL

In the opinion of management, the accompanying unaudited consolidated financial statements contain all necessary adjustments, consisting primarily of normal recurring accruals, to present fairly PLM Financial Services, Inc. and its wholly-owned subsidiaries (FSI or the Company's) financial position as of December 31, 1999 and March 31, 2000, statements of income for the three months ended March 31, 1999 and 2000, statements of changes in shareholder's equity for the year ended December 31, 1999 and the three months ended March 31, 2000 and statements of cash flows for the three months ended March 31, 1999 and 2000. Certain information and note disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted from the accompanying consolidated financial statements. For further information, reference should be made to the financial statements and notes thereto for the year ended December 31, 1999 which are included with the materials mailed with this proxy statement.

2.   WAREHOUSE CREDIT FACILITY

This $24.5 million facility,  which is shared with Equipment Growth Fund VI (EGF
VI),  Equipment  Growth & Income Fund VII (EGFs  VII),  and  Professional  Lease
Management Income Fund I (Fund I), allows the Company to purchase equipment prior to its designation to a specific program or prior to obtaining permanent financing. Total borrowings for trailer equipment are limited to $12.0 million. Borrowings under this facility by the other eligible borrowers reduce the amount available to be borrowed by the Company. All borrowings under this facility are guaranteed by the Company. This facility provides 80% financing for assets. The Company can hold transportation assets under this facility for up to 150 days. Interest accrues at prime or LIBOR plus 162.5 basis points, at the option of the Company. The weighted-average interest rates on the Company's warehouse credit facility was 6.72% for 1999. On December 10, 1999, the Company amended FSI's warehouse credit facility to extend the facility to June 30, 2000. As of December 31, 1999, the Company and other eligible borrower had no borrowings outstanding under this facility. The Company has been notified that this facility will not be renewed upon its expiration. Currently, the Company is setting up a new credit facility and will be obtained by June 30, 2000.

As of March 31, 2000, the Company and other eligible borrowers had no borrowings outstanding under this facility.

3.   SENIOR SECURED NOTES AGREEMENT

The Company has a floating rate senior secured note agreement, which allowed the Company to draw down on this facility up to $27.0 million through June 1997. In 1998, the Company's senior secured notes agreement was amended, allowing the Company to borrow an additional $10.0 million under the facility. During 1999, the Company repaid $7.5 million on this facility. The facility bears interest at LIBOR plus 240 basis points. As of December 31, 1999, the Company had $20.7 million outstanding under this agreement. The Company has pledged substantially all of its future management fees, acquisition and lease negotiation fees, data processing fees, and partnership distributions as collateral to the facility. The facility required quarterly interest-only payments through August 15, 1997, with principal plus interest payments beginning November 15, 1997. Principal payments of $1.9 million are payable quarterly through termination of the loan on August 15, 2002.

The note agreement contains financial covenants related to net worth and ratios for leverage. In addition, there are restrictions on payment of dividends and certain investments, as defined. The Company is not in compliance with this covenant as virtually all of the pledged equipment are trailers. The lender has verbally waived this covenant and is expected to waive it in the future.

As of March 31, 2000, the Company estimates that the fair market value of the $18.8 million floating rate senior secured notes approximates the outstanding balance due to the floating rate of interest.

Scheduled principal payments on the senior secured notes are (in thousands of dollars):

                    Remainder of 2000            $      5,640
                    2001                                7,520
                    2002                                5,639
                                                 ============
                    Total                        $     18,799
                                                 ============

4.   TRANSACTIONS WITH AFFILIATES

PLM International and its various subsidiaries, including FSI, incur costs associated with management, accounting, legal, data processing, and other general and administrative activities. Direct costs are charged directly to the Company as incurred. Indirect costs are allocated among FSI, PLM International, and other subsidiaries of PLM International, using an allocation method that management believes is reasonable when compared to business activities.

FSI charged the investment programs for certain reimbursable expenses allowed for in the partnership agreements. FSI was reimbursed approximately $1.2 million and $0.6 million for these expenses for the three months ended March 31, 2000 and 1999.

FSI directs cash transfers to and from PLM International and affiliates to reimburse expenses paid by one member of the group for the benefit of another. Income taxes, general and administrative expense allocations and cash advances between PLM International and FSI affect the net receivable/payable from/to Parent and affiliated entities.

                                  APPENDIX D

                                   VOTING FORM

                                     FUND VI

         IF YOU APPROVE OF THE AMENDMENTS TO THE PARTNERSHIP AGREEMENT, YOU DO NOT NEED TO COMPLETE AND SUBMIT THIS FORM. YOU NEED DO NOTHING TO INDICATE YOUR APPROVAL, BUT CAN VOTE IN FAVOR OF THE AMENDMENTS AND RETURN THIS FORM IF YOU WISH. THIS FORM NEED BE USED ONLY BY PERSONS WHO WISH TO VOTE AGAINST ONE OR MORE OF THE AMENDMENTS TO THE PARTNERSHIP AGREEMENT.

         The undersigned limited partner hereby votes as follows with respect to the proposed amendment(s) of the Partnership Agreement, as more fully described in the solicitation statement dated September 10, 2000.

--------------------------------------------------------------------------------
Number of units held by voting limited partner: _______________________________

                              Yes      No      Abstain
           Amendment No. I    ___      ___       ___
           Amendment No. II   ___      ___       ___
           Amendment No. III  ___      ___       ___
           Amendment No. IV   ___      ___       ___
           Amendment No. V    ___      ___       ___
           Amendment No. VI   ___      ___       ___
           Amendment No. VII  ___      ___       ___
-------------------------------------------------------------------------------


Address of Limited Partner:___________________________________________


Social Security or Taxpayer Identification No.:_______________________

I/we hereby certify that the foregoing information is complete and accurate.

________________________________________________________________________
Print or type name of limited partner(s) as it appears on the most recent account statement.


________________________________________________________________
Signature of Limited Partner                         Date

_________________________________________________________________
Signature of Co-Owner                                Date

         YOU MUST PROVIDE ALL OF THE INFORMATION REQUESTED ABOVE IN ORDER TO SUBMIT A VALID VOTE AGAINST ANY OF THE AMENDMENTS TO THE PARTNERSHIP AGREEMENT.

         THE DEADLINE FOR SUBMISSION OF THIS VOTING FORM IS NOVEMBER 10, 2000.

         VOTING FORMS SHOULD BE SENT TO:

                                    Gilardi & Co.
                                    1115 Magnolia Avenue
                                    Larkspur, CA  94977